UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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U.S. WELL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1360 Post Oak Blvd., Suite 1800

Houston, Texas 77056

(832) 562-3730

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

April [16], 2021

To the Stockholders of U.S. Well Services, Inc.

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of U.S. Well Services, Inc. (the “Company,” “USWS,” “we,” “our” or “us”) will be held on Friday, May 14, 2021 at 10:00 a.m., Central Daylight Time, solely by means of remote communication in an audio-only virtual meeting format, for the following purposes:

1.	To elect the three nominees named in the Company’s Proxy Statement as Class III directors, each for a term of three years;
2.

To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect, at the discretion of our board of directors, at a ratio of not less than one‑for‑two (1:2) and not greater than one‑for‑ten (1:10), a reverse split of our common stock;

3.

To ratify and approve the Amended and Restated U.S. Well Services, Inc. 2018 Stock Incentive Plan (the “A&R LTIP”) to increase the maximum number of shares of our Class A Common Stock that may be issued under the A&R LTIP by 10,789,174 shares, subject to adjustment in accordance with the terms of the A&R LTIP if Proposal No. 2 above is implemented;

4.	To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as our independent registered public accountant for the fiscal year ending December 31, 2021; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

These proposals are described in the accompanying proxy materials. If you were a stockholder of record as of the close of business on April 1, 2021, you are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

All stockholders are cordially invited to attend the virtual Annual Meeting. Your vote is important. Please vote promptly so your shares can be represented, even if you plan to attend the virtual Annual Meeting. You can vote over the Internet at www.proxypush.com/USWS or by telephone at 1-866-870-7492, as described in the accompanying proxy materials. If you did not receive a paper copy of the proxy materials (which includes the proxy card), you may request a paper proxy card, which you may complete, sign and return to us by mail.

By order of the Board of Directors of U.S. Well Services, Inc. David L. Treadwell Chairman of the Board of Directors

Important Notice Regarding the Availability of Proxy Materials for

the 2021 Annual Meeting of Stockholders to be held on May 14, 2021

The Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders and Annual Report on Form 10-K, for the fiscal year ended December 31, 2020, are available at https://ir.uswellservices.com/annual-report-proxy-materials.

TABLE OF CONTENTS

GENERAL INFORMATION	1
Attendance and Participation	1
Voting and Revocation of Proxies	1
OUR BOARD OF DIRECTORS AND ITS COMMITTEES	3
The Board of Directors	3
Meetings of Our Board of Directors and Committees of the Board	6
Corporate Governance Matters	9
Corporate Governance Web Page and Available Documents	9
Code of Business Conduct and Ethics and Code of Ethics	9
Corporate Governance Guidelines	9
Board Role in Risk Oversight	10
Board Meetings, Annual Meeting of Stockholders and Attendance	10
Director Independence	10
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	11
Environmental, Social and Governance (“ESG”) Highlights	11
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	12
EXECUTIVE OFFICERS	13
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
DIRECTOR COMPENSATION	16
EXECUTIVE COMPENSATION	17
Summary Compensation Table for the Years Ended December 31, 2020 and 2019	17
Outstanding Equity Awards at Fiscal Year-End Table	18
ACCOUNTANTS AND AUDIT COMMITTEE	24
PROPOSALS FOR CONSIDERATION AT THE ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 1—ELECTION OF DIRECTORS	24
PROPOSAL 2—APPROVAL OF AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT, AT THE DISCRETION OF OUR BOARD OF DIRECTORS, A REVERSE STOCK SPLIT OF OUR COMMON STOCK	25
PROPOSAL 3—RATIFICATION AND APPROVAL OF THE AMENDED AND RESTATED U.S. WELL SERVICES, INC. 2018 STOCK INCENTIVE PLAN	29
PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	36
SUBMISSION OF STOCKHOLDER PROPOSALS FOR OUR 2022 ANNUAL MEETING OF STOCKHOLDERS	37
OTHER MATTERS	37
EXPENSES RELATING TO THIS PROXY SOLICITATION	37
STOCKHOLDER COMMUNICATIONS	38
STOCKHOLDERS SHARING AN ADDRESS	38
EXHIBIT A	39
EXHIBIT B	40

1360 Post Oak Blvd., Suite 1800

Houston, Texas 77056

(832) 562-3730

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2021

GENERAL INFORMATION

These proxy materials are being furnished to you, in connection with the solicitation of proxies by the board of directors of U.S. Well Services, Inc., a Delaware corporation (referred to in this proxy statement as “USWS,” the “Company,” “we,” “us” or “our”), for use at the annual meeting of stockholders, and any adjournments or postponements thereof, to be held on Friday, May 14, 2021 at 10:00 a.m., Central Daylight Time solely by means of remote communication in an audio-only virtual meeting format at www.proxydocs.com/USWS. This Proxy Statement, together with a proxy card or voting instruction form for the Annual Meeting, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 will be mailed to stockholders on or about April [16], 2021.

Attendance and Participation

To attend the virtual Annual Meeting, visit www.proxydocs.com/USWS and enter the control number found on your proxy card. You may vote and ask questions during the Annual Meeting by following the instructions available on the meeting website during the meeting. If you do not have your control number, you will be admitted to the virtual Annual Meeting as a guest, but you will not have the ability to vote your shares or otherwise participate in the virtual Annual Meeting. We recommend that you log in at least 15 minutes prior to the meeting to ensure you are logged in when the meeting starts.

Even if you plan to participate in the virtual Annual Meeting, the Company strongly recommends that you vote your shares in advance, as more particularly described below, to ensure that your vote is counted.

Voting and Revocation of Proxies

If you provide specific voting instructions, your shares will be voted as you instruct. Whether you hold shares directly as a stockholder of record, or beneficially in street name, you may direct how your shares are voted at the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy or by voting at the Annual Meeting, and if you hold your shares in street name, you may vote by submitting voting instructions to your broker, trustee or other nominee.

You may cast your vote by proxy as follows:

Internet at www.proxypush.com/USWS by following the instructions on the proxy card;
Telephone by calling 1-866-870-7492 and following the voice prompts; or
Mailing the completed, signed and dated proxy card if you received proxy materials by mail, in the pre-addressed postage-paid envelope enclosed therewith.

Unless you otherwise direct in your proxy, the individuals named in the proxy card will vote the shares represented by such proxy in accordance with the recommendations of our board of directors. If you hold your shares in street name, please refer to the proxy card forwarded by your broker, trustee or other nominee to see which voting options are available to you and for instructions on how to vote. If you vote by Internet or by telephone, you need not return your proxy card. Proxies granted by telephone or over the Internet, in accordance with the procedures set forth on the proxy card, will be valid under Delaware law.

If you sign the proxy card of your broker, trustee or other nominee but do not provide voting instructions, your shares will not be voted unless your broker, trustee or other nominee has discretionary authority to vote. When a broker, trustee or other nominee holding shares for a beneficial owner is unable to vote on a particular proposal because such broker, trustee or other nominee does not have discretionary authority to vote in the absence of timely instructions from the beneficial owner, this is referred to as a “broker non‑vote.” Of the four proposals that will be brought to a vote at our Annual Meeting, brokers will have discretionary voting authority with respect to the approval of an amendment to our second amended and restated certificate of incorporation to effect a reverse split of our common stock and ratification of the appointment of our independent registered public accountant. It is therefore very important that you indicate on the proxy card of your broker, trustee or other nominee how you want your shares to be voted in the election of the three director nominees named in this proxy statement and each of the other proposals to be voted upon at our Annual Meeting.

The board of directors is not aware of any business to be brought before the annual meeting other than as indicated in the notice of annual meeting of stockholders. If any other matter does properly come before the meeting, the persons named in the proxy card will vote the shares represented by the proxy in his or her best judgment.

Revocation of Proxy.  A proxy may be revoked by a stockholder at any time prior to it being voted by:

•	delivering a revised proxy (by one of the methods described above) bearing a later date;
•	voting in person at the annual meeting; or
•	notifying our Corporate Secretary of the revocation in writing at our address set forth above in time to be received before the annual meeting.

Attendance at the meeting alone will not effectively revoke a previously executed and delivered proxy. If a proxy is properly executed and is not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions from the stockholder. If the proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of our board of directors. If your shares are held in an account at a broker, trustee or other nominee, you should contact your broker, trustee or other nominee to change your vote.

Record Date and Vote Required for Approval.  The record date with respect to this solicitation is April 1, 2021. Our voting stock consists of issued and outstanding shares of our Common Stock. All holders of record of our Class A Common Stock and Class B Common Stock, which vote together as a single class, as of the close of business on April 1, 2021 are entitled to vote at the annual meeting and any adjournment or postponement thereof for which a new record date has not been established. As of the record date, we had 90,421,734 shares of Common Stock outstanding and entitled to vote, consisting of 90,421,734 shares of Class A Common Stock and 0 shares of Class B Common Stock. Each share of Common Stock entitles its holder to one vote on each matter submitted to our stockholders. In accordance with our bylaws, a quorum exists if the holders of outstanding shares of our Common Stock representing a majority of the voting power of all outstanding shares of Common Stock entitled to vote as of April 1, 2021 are present in person or by proxy at the Annual Meeting, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting. If less than a quorum is represented at the Annual Meeting, the presiding officer of the meeting or a majority of the shares so represented may move to adjourn the meeting. In the event a quorum is present at the Annual Meeting, but sufficient votes to approve any of the items proposed by our Board have not been received, the presiding officer of the meeting or the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate.

Assuming that a quorum is present, the affirmative vote of a plurality of the votes cast is required for the election of directors at the Annual Meeting. This means that the director nominees receiving the most affirmative votes are elected for the available board positions. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no impact in the election of directors.

The vote to approve the amendment to our second amended and restated certificate of incorporation to effect a reverse split of our common stock will require the affirmative vote of holders of a majority of the outstanding shares of our common stock. Abstentions will have the same effect as voting “against” Proposal No. 2.

Approval of the A&R LTIP requires the requires the affirmative vote of a majority of the shares of voting stock present in person or represented by proxy at the meeting and entitled to vote on this matter. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.

Ratification of the appointment of KPMG LLP as our independent registered public accountant requires the affirmative vote of a majority of the shares of voting stock present in person or represented by proxy at the meeting and entitled to vote on this matter.

We will provide to any stockholder, without charge and upon written request, a copy (without exhibits, unless otherwise specified) of our Annual Report on Form 10‑K, as filed with the SEC for the fiscal year ended December 31, 2020. Any such request should be directed to Erin C. Simonson, Corporate Secretary at 1360 Post Oak Boulevard, Suite 1800, Houston, Texas 77056. The Annual Report on Form 10‑K for the fiscal year ended December 31, 2020 is not part of the proxy solicitation materials.

OUR BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors

Our business and affairs are managed under the direction of our board of directors (the “Board”). Our second amended and restated certificate of incorporation specifies that the Board shall be divided into three classes, as nearly equal in number as possible, and designated Class I, Class II and Class III, each class having a three-year term of office. Under the second amended and restated certificate of incorporation, each director holds office until the annual meeting for the year in which his or her term expires and until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

On November 9, 2018, we completed a business combination with U.S. Well Services, LLC (the “Business Combination”). Unless the context requires otherwise, references to “we,” “us,” “our,” “USWS” and the “Company” refer to U.S. Well Services, Inc. on and after the consummation of the Business Combination, and references to “USWS” prior to the Business Combination are to U.S. Well Services, LLC, the wholly owned subsidiary of USWS Holdings LLC (“USWS Holdings”), the entity in which we acquired a majority interest in connection with the Business Combination. In connection with the closing of the Business Combination, Joel Broussard, Ryan Carroll, Adam Klein, David Matlin, David L. Treadwell and Eddie Watson were appointed as directors. In December 2018, Richard Burnett was appointed to our Board. In March 2020, Steve Habachy was appointed to our Board. Also in connection with the closing of the Business Combination, our newly appointed Board appointed Joel Broussard as President and Chief Executive Officer, Kyle O’Neill as Chief Financial Officer and Matt Bernard as Chief Administrative Officer.

Our Board is led by Mr. Treadwell, our independent Chairman of the Board. The Board believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is appropriate at this time. The Board believes its current leadership structure best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of the Company’s stockholders, and the Company’s overall corporate governance.

Our Board believes that the purpose of corporate governance is to ensure that we maximize stockholder value in a manner that is consistent with our Code of Business Conduct and Ethics, as well as all applicable legal requirements. The Board has adopted and adheres to our Corporate Governance Guidelines that the Board and our executive officers, as officer is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, promote for sound, best practices. The Board reviews these governance practices, the corporate laws of the State of Delaware under which we were incorporated, the rules and listing standards of The Nasdaq Capital Market LLC (“Nasdaq”), and the regulations of the SEC, as well as best practices recognized by governance authorities, to benchmark the standards under which it operates.

The Board provides accountability, objectivity, perspective, judgment and in some cases, specific industry or technical knowledge or experience. In carrying out its responsibilities to the stockholders, the fundamental role of the Board is to ensure (1) continuity of leadership; (2) the implementation, understanding and pursuit of a sound strategy for the success of our Company; and (3) the availability of financial and management resources and the implementation of control systems to carry out that strategy. Our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, our Code of Ethics for Senior Financial Officers, the charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and other corporate governance information, are available on our website at www.uswellservices.com under the heading “Investor Relations > Corporate Governance > Governance Overview.” These materials are also available in print and free to any stockholder upon written request submitted to our principal executive offices at 1360 Post Oak Boulevard, Suite 1800, Houston, Texas 77056, Attention: Corporate Secretary. The information on our website is not a part of this Proxy Statement and is not incorporated into any of our filings made with the SEC.

As discussed more fully under “Proposal 1—Election of Directors,” three of our current directors, David L. Treadwell, Ryan Carroll and Eddie Watson, have been nominated for re-election at the 2021 Annual Meeting because of the expiration of the term of their class, Class III, on our Board.

The following table sets forth the names and ages of all current directors, the positions and offices with us held by such persons, the years in which their current terms as directors expire and the length of their continuous service as a director:

Name	Director Since	Age	Position	Expiration of Term
David L. Treadwell	Nov. 2018	66	Chairman of the Board	2021
Joel Broussard	Nov. 2018	54	President, Chief Executive Officer & Director	2022
Richard Burnett	Dec. 2018	47	Director	2022
Ryan Carroll(1)	Nov. 2018	38	Director	2021
Steve S. Habachy	Mar. 2020	42	Director	2023
Adam Klein(2)	Nov. 2018	42	Director	2023
David Matlin	Nov. 2018	59	Director	2023
Eddie Watson(2)	Nov. 2018	66	Director	2021

(1)	Mr. Carroll was designated as a director by USWS Holdings in connection with the Business Combination.
(2)

Messrs. Klein and Watson were designated as directors by Crestview in connection with the Business Combination. Crestview is entitled to designate for nomination by us for election (i) two directors to serve on our Board for so long as Crestview beneficially owns at least 14.3% of the outstanding shares of Class A Common Stock, one of whom must qualify as an independent director pursuant to Nasdaq rules, and (ii) one director for so long as Crestview beneficially owns at least 5% and less than 14.3% of the outstanding shares of Class A Common Stock.

David L. Treadwell has been a member of our Board since the Business Combination and currently serves as Chairman of the Board, Chairman of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee. Prior to, and until the commencement of, the Business Combination, Mr. Treadwell served as director of USWS since March 2017. Currently, Mr. Treadwell serves on the boards of Visteon Corporation and Flagstar Bank, both publicly traded on U.S. stock exchanges. Mr. Treadwell formerly served on the board of directors of Fairpoint Communications (NASDAQ: FRP) from January 2011 until the company was sold to Consolidated Communications in June 2017. In addition, Mr. Treadwell is chairman of two other private companies. From 2006-2011, Mr. Treadwell was president and chief executive officer of EP Management Corporation (formerly EaglePicher Corporation). Prior to that, Mr. Treadwell had been chief operating officer of EP Management Corporation (formerly EaglePicher Corporation), and prior to that, a division president. Mr. Treadwell was also CEO of Oxford Automotive, a $1-billion automotive supplier, where he led the restructuring of the company. Mr. Treadwell was with Prechter Holdings for 19 years, ultimately serving as its CEO. Mr. Treadwell holds a BA with high honors in Business Administration from the University of Michigan.

We believe Mr. Treadwell is well qualified to serve on our Board due to his background as an experienced executive with knowledge of business, operations, corporate strategy and risk management, as well as his experience with distressed companies and turnaround situations.

Joel Broussard has served as our President and Chief Executive Officer and has been a member of our Board since the Business Combination. Prior to the Business Combination, he served as a director of USWS since February 2017 and was appointed Chief Executive Officer of USWS in February 2017. Mr. Broussard founded ORB Investments, LLC in February 2012 and was most recently a principal investor in Go-Coil, LLC from August 2008 until December 2011. Additionally, Mr. Broussard was the founder and Chief Executive Officer of Gulf Offshore Logistics, LLC from April 2003 until December 2014 and GOL Docks, LLC from March 2007 until March 2012. Prior to founding Gulf Offshore Logistics, LLC and GOL Docks, LLC, Mr. Broussard worked in sales and marketing with C&G Marine for over 7 years and was a member of the United States Army. Mr. Broussard attended Nicholls State University.

We believe Mr. Broussard is well qualified to serve on our Board due to his background as an experienced executive with knowledge of business, operations and corporate strategy and due to his technical experience in the oil and gas services industry, including the hydraulic fracturing market. Mr. Broussard brings to our Board his experience as our President and CEO; extensive knowledge of our strategy, markets, competitors, financial and operational issues; demonstrated commitment to our health, safety, environmental and social responsibility; demonstrated ability to continually create vision and alignment for our Company while achieving growth; and extensive oil service industry experience.

Richard Burnett has been a member of our Board since December 2018 and currently serves as Chairman of the Audit Committee. Mr. Burnett became the President and Chief Executive Officer of Silver Creek Exploration, a privately owned independent oil and natural gas company engaged in the acquisition, development and exploration of unconventional natural gas and oil resources in the United States in November 2019. He previously served as Chief Financial Officer of Covey Park Energy, a private E&P company sponsored by Denham Capital, from July 2017 until Covey Park Energy was sold to Comstock Resources in July 2019. Prior to joining Covey Park Energy, Mr. Burnett served as Chief Financial Officer of Double Eagle Energy Holdings II, a U.S. onshore E&P partnership with Apollo Natural Resource Partners from August 2016 until its sale to Parsley Energy, Inc. during the first half of 2017. Prior to Double Eagle Energy Holdings II, Mr. Burnett spent three years at EXCO Resources, Inc., a publicly-traded, U.S. onshore, E&P company serving as Vice President, Chief Financial Officer and Chief Accounting Officer. From 2002 to November 2013, Mr. Burnett

was at KPMG LLP, an international accounting firm where he served as the Partner in Charge of the Energy Audit Practice within the Dallas / Ft. Worth Business Unit starting in June of 2012. Prior to joining KPMG LLP, Mr. Burnett spent time at Arthur Anderson LLP and Marine Drilling Companies, Inc. Mr. Burnett serves on the board of directors of Select Energy Services, Inc. and as chairman of its audit committee. He also serves as the chairman of the board of directors of Lonestar Resources, Inc. and on the board of directors of Sunrise Oil & Gas, Inc. Mr. Burnett is a Certified Public Accountant in the State of Texas and received a B.B.A in Accounting from Texas Tech University.

We believe Mr. Burnett is well qualified to serve on our Board due to his financial expertise, and as an experienced executive with knowledge of business, operations, corporate strategy, risk management and finance as well as his extensive oil service industry experience.

Ryan Carroll has been a member of our Board since the Business Combination and currently serves as a member of each of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Carroll is currently a Managing Director and Head of Portfolio Management within the Private Credit Group at TCW Asset Management Company, LLC, which he joined in July 2016. Prior to joining TCW, Mr. Carroll was a Managing Director within the US Private Capital Group at BlackRock Financial Management, Inc. from March 2015 until April 2016. He joined BlackRock in March 2015 with the acquisition of BlackRock Kelso Capital Advisors, which he joined in November 2005 and had served as a Managing Director from December 2012 until March 2015. Prior to joining BlackRock Kelso Capital, Mr. Carroll worked in the leveraged finance group at JPMorgan, where he began his career in 2004. Since September 2020, Mr. Carroll has served on the boards of AGY Equity, LLC, a manufacturer of specialty fiber glass yarns, and SSI Parent, LLC, a distributor of school supplies, furniture and curriculum, and since February 2021, on the board of RT Holdings, LLC, the owner of over 200 restaurants operating under the Ruby Tuesday name. Previously, Mr. Carroll served on the board of U.S. Well Services, LLC from May 2018 until November 2018, Marketron Broadcast Solutions, LLC, from June 2012 to January 2016 and Bankruptcy Management Solutions, Inc. from October 2010 to January 2016. Mr. Carroll holds a BSBA with majors in finance, accounting and international business from the Olin School of Business at Washington University in St. Louis.

We believe Mr. Carroll is well qualified to serve on our Board due to his background overseeing numerous performing and distressed portfolio companies and his service as a director on a number of private company boards, which provides us with an experienced investor who has been deeply involved in the formulation of long-term strategic plans, acquisition strategy and construction of management incentive plans.

Steve Habachy has been a member of our Board since March 2020 and currently serves as a member of each of the Audit Committee and Compensation Committee. Mr. Habachy has served as Co-Founder/Board Member/President and Chief Operating Officer of WildFire Energy LLC since June 2019. Prior to that, Mr. Habachy served as Chief Operating Officer and Executive Vice President of Wildhorse Resource Development Corporate (NYSE: WRD) and WildHorse Resources II LLC from September 2016 until February 2019. Mr. Habachy joined WildHorse Resources LLC in 2010, where he served as Vice President of Operations from May 2010 to December 2012. From January 2013 to August 2016, Mr. Habachy served as Vice President, Operations of WildHorse Resources Management Company. From March 2007 to April 2010, Mr. Habachy was a Partner of Winter Ridge Energy LLC, where he served as Vice President of Engineering and Operations. Prior to 2007, Mr. Habachy served in a wide variety of technical engineering and management roles in Louisiana, East Texas and the Gulf Coast with Anadarko Petroleum and Hilcorp Energy Company. Further, Mr. Habachy served on the External Advisory Committee for the Department of Petroleum and currently serves on the Executive Chancellor’s Council for the UT System. Mr. Habachy received his bachelors and masters degrees in petroleum engineering from the University of Texas at Austin.

We believe Mr. Habachy is well qualified to serve on our Board due to his petroleum engineering experience and background as an executive with knowledge of business, operations and corporate strategy.

Adam Klein has been a member of our Board since the Business Combination and currently serves as Chairman of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee. Mr. Klein joined Crestview Partners in 2007 and is a partner of the firm and a member of the Investment Committee. Mr. Klein leads investments that span our industry capabilities with a focus on climate adaption. Prior to joining Crestview Partners in 2007, Mr. Klein worked as an investment professional at Centennial Ventures, Inc., where he invested in early- to mid-stage companies across multiple industries. Before joining Centennial Ventures, Mr. Klein worked in the Mergers & Acquisitions group at Compass Partners from 2001 to 2003, advising corporations and private equity firms on a wide range of transactions. Previously, Mr. Klein worked in the Media & Telecom group at Donaldson, Lufkin & Jenrette and then Credit Suisse from 2000 through 2001. Mr. Klein serves on the board of directors of CP Energy Services, Inc., SES Holdings, LLC, W Energy Partners II and Upwell Water. Mr. Klein served on the board of directors of Synergy Energy Holdings, LLC from December 2011 to August 2018, Silver Creek Oil & Gas, LLC from May 2012 to August 2018, FBR & Co. from February 2010 to June 2014 and Select Energy Services, Inc. from November 2016 to May 2020. Mr. Klein received an M.B.A. from Harvard Business School and an A.B. in Economics from Harvard College.

We believe Mr. Klein is well qualified to serve on our Board because of his private equity investment and company oversight experience, significant familiarity with our industry, and background with respect to acquisitions, debt financings and equity financings.

David J. Matlin has been a member of our Board since the Business Combination. Mr. Matlin previously served as the Chief Executive Officer and a director of USWS since inception in March 2016 to November 2018. Mr. Matlin is co-founder, Chief Executive Officer and Chief Investment Officer of MatlinPatterson Global Advisers LLC (MatlinPatterson), a distressed securities investment manager, which he co-founded in July 2002. Since 2015, he has served as the Chief Executive Officer (and a managing principal since December 2012) of MatlinPatterson Asset Management L.P. Prior to forming MatlinPatterson, Mr. Matlin was a Managing Director at Credit Suisse, and headed their Global Distressed Securities Group upon its inception in 1994. From 1988 to 1994, he served as a Managing Director and founding partner of Merrion Group, L.P. Mr. Matlin began his career as a securities analyst at Halcyon FSB Investments from 1986 to 1988. Mr. Matlin has served as a member of the board of directors of Flagstar Bank FSB, a federally chartered savings bank, and Flagstar Bancorp, Inc. (NYSE: FBC), a savings and loan holding company, since 2009. Mr. Matlin has served as Chair of Flagstar Bancorp, Inc.’s Nominating/Corporate Governance Committee since January 2009 and previously served as Chair of its Compensation Committee from January 2009 to January 2018 and as a member of that committee until March 2018. Mr. Matlin also serves on the boards of directors of Orthosensor, Inc., Dermasensor, Inc. and Pristine Surgical LLC, which are medical device manufacturers. Previously, Mr. Matlin served on the board of directors of CalAtlantic Group, Inc. (NYSE: CAA), a U.S. homebuilder, from 2009 to 2018 and Global Aviation Holdings, Inc., an air charter company, from 2006 to 2012. Mr. Matlin obtained his JD from the Law School of the University of California at Los Angeles and a Bachelor of Science degree from the Wharton School of the University of Pennsylvania.

We believe Mr. Matlin is well qualified to serve on our Board due to his background in distressed companies and his experience serving on several public company boards, which bring leadership, risk assessment skills and public company expertise.

Eddie Watson has been a member of our Board since the Business Combination and currently serves as a member of the Compensation Committee. Mr. Watson worked at Halliburton from 1981 through 2015 where he served in increasing roles of responsibility, most recently as Southern U.S. Region Operations Manager. During his tenure at Halliburton, Mr. Watson worked in several regions throughout the U.S., the Far East and the Middle East. Mr. Watson has been retired since 2015. Mr. Watson received a B.S. in Mechanical Engineering from New Mexico State University in 1980.

We believe Mr. Watson is well qualified to serve on our Board because of his extensive management and technical experience in the oil and gas services industry, including the hydraulic fracturing market.

Meetings of Our Board of Directors and Committees of the Board

Our Board has the responsibility for establishing our broad corporate policies and for our overall performance. However, the Board is not involved in our day‑to‑day operations. The Board is kept informed of our business through discussions with our President and Chief Executive Officer, Chief Financial Officer, Chief Administrative Officer and other officers, by reviewing analyses and reports provided to it on a regular basis, and by participating in Board and committee meetings.

Our Board currently has three standing committees: Audit, Compensation and Nominating and Corporate Governance. Actions taken by our committees are reported to the full Board. Each committee conducts an annual evaluation of its duties and is expected to conduct an annual review of its charter. Each committee has authority to retain, set the compensation for, and terminate consultants, outside counsel and other advisers as that committee determines to be appropriate.

Audit Committee.  The members of our Audit Committee are Richard Burnett, Ryan Carroll and Steve Habachy, with Mr. Burnett serving as chairman. Mr. Treadwell served on the Audit Committee until his resignation effective April 1, 2020 coinciding with the appointment of Mr. Habachy to serve as a member of the Audit Committee. Our Board has determined that all members of our audit committee are independent, within the meaning the SEC and Nasdaq regulations for independence for audit committee members, under our corporate governance guidelines, and in accordance with our audit committee charter. In addition, our Board has determined that each member of the Audit Committee has the requisite accounting and related financial management expertise under the current listing standards of the Nasdaq and in accordance with our audit committee charter.

The Board has also determined that Mr. Burnett is an “audit committee financial expert” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Mr. Burnett has acquired these attributes by his educational background and by having various positions that provided relevant experience, as described in his biographical information under “Our Board of Directors and Its Committees—The Board of Directors” above.

The Audit Committee charter gives the Audit Committee the authority and responsibility for the engagement, compensation and oversight of our independent registered public accounting firm and the review and approval in advance of the scope of audit and non-audit assignments and the related fees of the independent registered public accounting firm. The Audit Committee charter also gives this committee authority to fulfill its obligations under SEC and Nasdaq requirements, which include:

•	overseeing responsibilities relating to our accounting, auditing and financial reporting practices, as well as responsibilities associated with our external and internal audit staffing and planning;
•	reviewing analyses of significant accounting and financial reporting issues associated with our financial statements and filings with the SEC;
•	reviewing and discussing the adequacy of the Company’s internal controls;
•	reviewing auditor independence and performance;
•	approving non-audit services and reviewing how such non-audit services relate to the auditor’s independence; and
•	establishing “whistle-blower” policies and procedures for reporting questionable accounting and audit practices.

Audit Committee members meet privately in separate sessions with representatives of our senior management, our independent registered public accounting firm and our Vice President of Supply Chain, Internal Audit and Process Controls after Audit Committee meetings. In 2020, our Audit Committee held four (4) meetings, including telephonic meetings.

The written charter adopted by our Audit Committee is available on our website at www.uswellservices.com.

Compensation Committee.  The members of our Compensation Committee are David L. Treadwell, Steve Habachy, Adam Klein and Eddie Watson, with Mr. Treadwell serving as chairman. Ryan Carroll served on the Compensation Committee until his resignation effective April 1, 2020 coinciding with the appointments of Messrs. Habachy and Watson to serve as members of the Compensation Committee. Our Board has determined that each member of the Compensation Committee meets the Nasdaq standards for independence, and is a “Non‑Employee Director” as defined in Rule 16b‑3 under the Exchange Act and an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The principal duties of the Compensation Committee under its charter include:

•	evaluating the performance of and approving all elements of compensation for the chief executive officer;
•	reviewing and approving compensation policies and practices for other executive officers, including all elements of their compensation;
•	reviewing and approving major changes in employee benefit plans;
•	reviewing short-term and long-term incentive program designs and equity grants;
•	reviewing and approving any agreements between the Company and our executive officers, including those related to a change in control;
•	reviewing and recommending to the Board the compensation of our independent directors; and
•

reviewing our overall compensation philosophy to ensure that the policy appropriately links management interests with those of stockholders, rewards executives for their contributions and provides appropriate retention incentives.

The Compensation Committee may delegate to its chairman, any one of its members or any sub-committee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances.

The Compensation Committee annually reviews all elements of compensation for our officers, utilizing peer group compensation practices and performance, both internally and relative to peers as part of its process to help ensure that our total compensation program is consistent with our compensation philosophies. In discharging its duties and responsibilities, the Compensation Committee has the sole authority to retain, manage and terminate outside consultants. In determining compensation levels for executive officers and non-employee directors, the Compensation Committee reviews compensation survey data supplied by Pearl Meyer & Partners, LLC (“Pearl Meyer”), an outside independent compensation consulting firm retained by the Compensation Committee. The

Compensation Committee regularly reviews the independence of Pearl Meyer using the factors required by the SEC rules and the Nasdaq listing standards.

The CEO does not have a role in setting his own base salary, annual cash bonus, or the size of his annual equity compensation award. The Compensation Committee reviews the specific corporate goals and objectives relevant to the compensation of the CEO and evaluates the CEO’s performance and pay in an executive session, in light of those goals and objectives. Based on the Compensation Committee’s annual review and evaluation for 2020, it determined and approved the CEO’s total compensation level, including base salary, cash incentive compensation, and long-term incentive awards. Our CEO provided recommendations for each executive officer’s base salary, annual cash bonus, and target annual equity award for the Compensation Committee’s review. The Compensation Committee’s compensation consultant, Pearl Meyer, analyzed the practices of our peer organizations with regard to the structure and design of annual and long-term incentives. The Compensation Committee considered these factors in setting base salaries, annual targets, and ratings associated with incentive compensation awards, selecting appropriate structures for long-term incentives, and ensuring that the total compensation program is consistent with our compensation philosophy and peer company practices. In 2020, our Compensation Committee held six (6) meetings, including telephonic meetings, and acted by unanimous written consent one (1) time.

The written charter adopted by our Compensation Committee is available on our website at www.uswellservices.com.

Nominating and Corporate Governance Committee.  The members of our Nominating and Corporate Governance Committee are Adam Klein, Ryan Carroll and David L. Treadwell, with Mr. Klein serving as chairman. Our Board has determined that all members of the Nominating and Corporate Governance Committee who currently serve are independent pursuant to the Nasdaq standards for independence and in accordance with our nominating and corporate governance committee charter.

The principal duties of the Nominating and Corporate Governance Committee under its charter include:

•	identifying and recommending qualified nominees for election to the Board;
•	making recommendations to the Board concerning the structure and membership of other Board committees;
•	reviewing and reporting to the Board whether our directors are “independent” as defined under the rules and regulations adopted by the SEC and the Nasdaq corporate governance listing standards;
•	making recommendations to the Board from time to time regarding matters of corporate governance and assisting the Board in implementing those practices;
•	reviewing and assessing our Corporate Governance Guidelines and Code of Business Conduct and Ethics, including the structure, implementation and effectiveness of our compliance program; and
•	overseeing the annual evaluation of the Board and its committees.

Stockholders may submit recommendations for future candidates for election to the Board for consideration by the Nominating and Corporate Governance Committee by writing to our principal executive offices at 1360 Post Oak Boulevard, Suite 1800, Houston, Texas 77056, Attention: Corporate Secretary. To suggest a director nominee for our 2022 Annual Meeting of Stockholders, stockholders should submit a letter recommending the candidate and including the information required by Section 3.2(d) of our Bylaws. In addition, the letter should be accompanied by a signed statement from the nominee indicating that the nominee is willing to serve as a member of the Board and submitted to 1360 Post Oak Boulevard, Suite 1800, Houston, Texas 77056, Attention: Corporate Secretary. All submissions from stockholders satisfying these requirements will be reviewed by the Nominating and Corporate Governance Committee.

In connection with its role in recommending candidates for the Board, the Nominating and Corporate Governance Committee advises the Board with respect to the combination of skills, experience, perspective and diversity that its members believe are required for the effective functioning of the Board considering our current business strategies and regulatory, geographic and market environment. In addition, the Nominating and Corporate Governance Committee considers it prudent, as part of the search process for any new director, that women and minorities are included in the pool of candidates. Further, the Nominating and Corporate Governance Committee may consider, among other factors, diversity of experience, age, skill, independence qualifications, the number of other public companies for which the prospective nominee serves as a director, the availability of the person’s time and commitment to the Company and whether prospective nominees have relevant business and financial experience and have industry or other specialized expertise. Although the Nominating and Corporate Governance Committee considers diversity of talents, expertise and occupational and personal backgrounds in connection with its role of recommending candidates, the Board does not have a formal diversity policy.

Nominees to be evaluated by the Nominating and Corporate Governance Committee for future vacancies on the Board will be selected from candidates recommended by multiple sources, including business and personal contacts of the members of the Nominating and Corporate Governance Committee, recommendations by our senior management and candidates identified by independent search firms, stockholders and other sources, all of whom will be evaluated based on the same criteria. In 2020, our Nominating and Corporate Governance Committee held three (3) meetings, and acted by unanimous written consent two (2) times.

The written charter adopted by our Nominating and Corporate Governance Committee is available on our website at www.uswellservices.com.

Corporate Governance Matters

Corporate Governance Web Page and Available Documents.  We maintain a corporate governance page on our website at https://ir.uswellservices.com/corporate-governance/governance-documents where you can find the following documents:

•	our Code of Business Conduct and Ethics;
•	our Code of Ethics for Senior Financial Officers;
•	our Corporate Governance Guidelines;
•	our Whistleblower Policy; and
•	charters of our Audit, Compensation and Nominating and Corporate Governance Committees.

Notwithstanding any reference to our website contained in this Proxy Statement, the information you may find on our website is not part of this Proxy Statement. We will provide a printed copy of these documents, without charge, to stockholders who request copies in writing to U.S. Well Services, Inc., 1360 Post Oak Boulevard, Suite 1800, Houston, Texas 77056, Attention: Corporate Secretary.

Code of Business Conduct and Ethics and Code of Ethics.  We are committed to establishing and maintaining an effective compliance program that is intended to increase the likelihood of preventing, detecting, and correcting violations of law and Company policy. We have adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees. We have also adopted a Code of Ethics for Senior Financial Officers applicable to our chief executive officer, chief financial officer, chief administrative officer, controller and other senior officers. We employ EthicsPoint, an independent third-party dedicated helpline, for employees, officers, directors and external parties to anonymously report violations of our Code of Business Conduct and Ethics or complaints regarding accounting and auditing practices. Reports of possible violations of Company policy and the law are reported to our Nominating and Corporate Governance Committee. Reports of possible violations of financial or accounting policies are reported to our Audit Committee. Our Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers may be reviewed on our website at www.uswellservices.com under the heading “Investor Relations > Corporate Governance > Governance Overview.”

We will disclose amendments to, or waivers of, our Code of Business Conduct and Ethics or Code of Ethics for Senior Financial Officers that are required to be disclosed under the SEC and Nasdaq requirements through our website. Any waiver of our Code of Business Conduct and Ethics or Code of Ethics for Senior Financial Officers must be approved by the Board or a relevant Board committee.

Corporate Governance Guidelines.  Our Corporate Governance Guidelines contain general principles and practices regarding the function of the Board and the Board Committees. The Corporate Governance Guidelines are reviewed regularly by the Nominating and Corporate Governance Committee and revised when appropriate. Our Corporate Governance Guidelines address many of the items discussed above, and also include, among other things, the following items concerning the Board:

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Composition of the Board. Our Corporate Governance Guidelines require that the independent directors of our Board consider whether director candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board, including independence, sound judgment, business specialization, technical skills, diversity and other desired qualities.

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Board, Committee and Individual Director Evaluations. Each year, our directors complete an evaluation process focusing on an assessment of Board operations as a whole. Additionally, each of the Audit, Compensation and Nominating and Corporate Governance Committees conducts a separate evaluation of its own performance and the adequacy of its charter. These evaluations assess the diversity of talents, expertise and occupational and personal backgrounds of the Board members. The Nominating and Corporate Governance Committee coordinates the evaluation of the Board and committee operations and reviews and reports the results to the Board.

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Board Continuing Education. We provide continuing education to our non-employee directors, which includes written materials and meetings. The continuing education program is designed to provide general information about our Board and its committees; a review of director duties and responsibilities; and comprehensive information about our challenges. The Board believes that ongoing education is important for maintaining a current and effective Board. Accordingly, our Board encourages directors to participate in ongoing education.

Board Role in Risk Oversight.  The Board oversees the Company’s management and, with the assistance of management, is actively involved in oversight of risks that could affect the Company. The Board engages in the oversight of risk in various ways, including (i) reviewing and approving management’s operating plans and considering any risks that could affect operating results, (ii) reviewing the structure and operation of our various departments and functions and (iii) in connection with the review and approval of particular transactions and initiatives, reviewing related risk analyses and mitigation plans.

The Board has also delegated certain risk oversight responsibility to committees of the Board as follows: (i) the Audit Committee meets periodically with management to discuss the Company’s process for assessing and managing risks, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures; (ii) the Compensation Committee reviews the Company’s incentive compensation arrangements to determine whether such arrangements encourage excessive risk-taking and discusses, at least annually, the relationship between risk management policies and practices and compensation; and (iii) the Nominating and Corporate Governance Committee oversees risk related to corporate governance. Our Executive Management regularly reports to the full Board and, as appropriate, the committees of the Board regarding enterprise risk that the Company must mitigate and manage.

Board Meetings, Annual Meeting of Stockholders and Attendance.  Our Board held twenty (20) meetings during 2020, including telephonic meetings, and acted by unanimous written consent four (4) times. Each director attended at least 75% of the total number of meetings of the Board and the committee(s) on which such director serves during the period that such director served as a director or on such committee(s) in 2020. Although we do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, we encourage directors to attend. Five of our directors Joel Broussard, Richard Burnett, Ryan Carroll, Adam Klein and David L. Treadwell attended our 2020 annual meeting of stockholders.

Director Independence.  The Nominating and Corporate Governance Committee conducted a review of the independence of the members of the Board and its committees and reported its findings to the full Board at its March 8, 2021 meeting. Currently, other than Mr. Broussard, each of our directors is a non-employee director. The Nominating and Corporate Governance Committee reviewed all of the 2020 commercial transactions, relationships and arrangements between us and our subsidiaries, affiliates and executive officers with companies with whom the seven non-employee directors are affiliated or employed. The transactions, relationships and arrangements reviewed by the Nominating and Corporate Governance Committee consisted of the following:

•

David Matlin was previously the Chief Executive Officer of the Company until his resignation in connection with the Business Combination in 2018. Under Nasdaq guidelines, “a director who is, or at any time during the past three years was, employed by the Company” cannot be considered independent.

•

Adam Klein is a partner at Crestview, which has a [49.1]% ownership interest in the Company. In addition, Crestview participated in the offering of our Series B Convertible Redeemable Preferred Stock as discussed in more detail under “Certain Relationship and Related Party Transactions” below.

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Ryan Carroll is a managing director and head of portfolio management within the Private Equity Group at TCW Asset Management Company, LLC, an affiliate of the TCW Group, Inc. (“TCW”), which has a [27.9]% ownership interest in the Company. In addition, TCW participated in the offering of our Series B Convertible Redeemable Preferred Stock as discussed in more detail under “Certain Relationship and Related Party Transactions” below.

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Richard Burnett is a member of the board of directors and serves as chairman of the audit committee of Select Energy Services (“Select”). Rockwater Energy Solutions (“Rockwater”) is a subsidiary of Select. In addition, Crestview has an investment position in both Select and USWS. Crestview has a 19.3% equity interest in Select, based on information obtained from Select’s definitive proxy statement, filed with the SEC on March 25, 2021. In 2020, USWS purchased chemicals from Rockwater for use in our hydraulic fracturing operations, totaling $5.6 million.

•

Richard Burnett is the President and Chief Executive Officer of Silver Creek Exploration (“Silver Creek”). Crestview is a joint venture partner (“JV”) of Silver Creek; however, Crestview does not control the JV. USWS is not currently engaged in any transactions with the JV, and USWS does not anticipate any transactions with the JV.

Our Board makes an annual determination as to the independence of each director, as defined under the standards adopted by Nasdaq. These standards specify certain relationships that are prohibited in order for a director to be deemed independent. In addition to these objective standards, our Board makes a subjective determination of independence by evaluating all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board considers the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation. In its determination of independence, the Board reviewed and considered all relationships and transactions between each director, his or her family members or any business, charity or other entity in which the director has an interest, and our Company, our affiliates, or any entity in which our senior management has an interest. In determining whether a relationship, arrangement or transaction affects the independence of any of the interested directors, the Nominating and Corporate Governance Committee also considers the nature of the transactions and the dollar amounts involved.

Based on the report and recommendation of the Nominating and Corporate Governance Committee, the Board has affirmatively determined that each of our non-employee directors, other than Mr. Matlin, is “independent” as defined under the Nasdaq listing standards. In addition, the Board has affirmatively determined that all of the members of the Audit Committee and Compensation Committee satisfy the enhanced independence criteria required for such members under regulations adopted by the SEC and the Nasdaq listing standards. For information regarding each committee member’s business experience, please read “Our Board of Directors and Its Committees—The Board of Directors” above.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions.  The members of the Compensation Committee of the Board are Messrs. Habachy, Klein, Treadwell and Watson, with Mr. Carroll having served until his resignation coinciding with the appointments of Messrs. Habachy and Watson, effective as of April 1, 2020. Other than as described under “Certain Relationships and Related Party Transactions” below, none of whom has ever been an officer or employee of the Company or any of its subsidiaries or has any relationships requiring disclosure with the Company or any of its subsidiaries. None of our executive officers has ever served on the Board or the compensation committee of any other entity that has had any executive officer serving as a member of our Board or Compensation Committee.

Environmental, Social and Governance (“ESG”) Highlights.  USWS believes strongly in ESG principles and aims for continuous improvement along all fronts of ESG issues. The Company aims to align its ESG philosophy with long-term sustainability and strategy.

Health, Safety and Environmental (“HSE”).  USWS fully recognizes and embraces the role we have in protecting the environment in the communities where we live and work. By way of reaffirming our corporate ownership of environmental stewardship, USWS is committed to (1) have a positive societal impact regarding the air, land and water in the communities where we live and work, (2) tirelessly research, explore and develop products and processes that minimize the environmental footprint of our options, and (3) operational programs to minimize or eliminate the creation of waste materials. In furtherance of that effort, our Clean Fleet® technology is the industry’s leading solution for reducing carbon emissions. Additionally, our Clean Fleet® Whisperfrac® technology was designed to reduce noise pollution levels to enable quiet frac operations that increase wellsite safety and limit disturbances for local communities.

We are committed to social and environmental responsibility and to implementing practices and policies that promote sustainability in the operation of our business. We maintain and enforce a number of HSE policies and expect our suppliers and business partners to adhere to these requirements and to promote our stewardship goals. In addition, USWS has developed and implemented a number of programs:

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iScout Reporting and Training System is a contracted comprehensive safety database allowing the seamless integration of data sets to view information more holistically, while increasing our capabilities to spot and predict service quality trends. The system collects data from incident reports, corrective actions, field hazard hunts, field audits, employee progression, and employee training, creating a single source for reporting and data management.

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We integrate safety into our tasks and procedures via administrative controls, training, risk hazard analysis, incident investigation, emergency planning, audits, contractor management, and employee involvement.

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We use a state-of-the-art video and electronic logging technology system which assists our drivers in improving their situational awareness, driving behaviors and improving compliance with both DOT regulations and USWS policies and procedures.

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We utilize a Learning Management System (LMS) which supplements traditional classroom and hands-on training by giving our mobile workforce additional opportunities to complete training electronically through videos and virtual classrooms. The training modules include safety policy refreshers, equipment/task support, and other professional development learning opportunities.

Social.  USWS is committed to maintaining a diverse workforce that encourages and fosters safety, innovation, employee development, open communication and protection of the communities we serve. We encourage employees to grow personally and professionally. We provide challenging and rewarding work with opportunities for advancement. Along with competitive pay, USWS offers a comprehensive benefits package to provide for the health, welfare and retirement needs of our employees. We promote diversity, inclusion and engagement for candidates and employees. Our veteran recruiting program is focused on hiring high-quality candidates directly from the military, providing jobs to our servicemen and servicewomen and capitalizing on the skills they offer to USWS. In 2019, we established an Employee Relations Manager role to focus on maintaining engagement with our employees.

In addition, we have policies and standards in place demonstrating our commitment to the foundations of the USWS corporate culture including to act with honesty and integrity; be responsible for your actions; use common sense when performing your duties; and be safe.

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Our Equal Employment Opportunity Policy commits us to make all employment related decisions, recruit and hire individuals and conduct all personnel actions relating to compensation, benefits, reductions-in-force, recalls, Company-sponsored training, and social and recreational programs without regard to race, color, sex, national origin, genetic information, gender identity, religion, age, sex, sexual orientation, disability, veteran status and/or any other status or condition protected by law.

•	Our Workplace Violence Policy addresses threats, threatening behavior, or acts of violence against employees, visitors, guests or other individuals by anyone on Company property.
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Our Harassment Policy addresses unlawful harassment including sexual harassment or any other type of harassment based on an employee’s race, color, sex, ethnic or religious beliefs, national origin, age, disability, sexual orientation and/or any other basis protected by state or federal law.

We are committed to high standards of ethical, moral and legal business conduct. We believe open, honest communications are the expectation, not the exception. To align with that goal, we employ EthicsPoint, an independent third-party dedicated helpline, to encourage our employees and others to report suspected breaches of our Code of Business Conduct and Ethics and any illegal or unethical activity. EthicsPoint is a comprehensive and confidential reporting tool to assist management and employees working together in addressing fraud, abuse and other misconduct in the workplace, while cultivating a positive work environment.

Governance.  We strongly believe in good corporate governance. Please see our disclosures in “Corporate Governance Matters” above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has adopted a written related party transaction policy with respect to any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (1) the aggregate amount involved in any calendar year will or may be expected to exceed $120,000; (2) the Company is a participant; and (3) any person who is or was (since the beginning of the last fiscal year) an executive officer, director, director nominee or any greater than 5% shareholders, or any of the immediate family members of the foregoing persons, has or will have a direct or indirect interest. The Audit Committee reviews and approves all related party transactions, and such transactions are subject to the Company’s Code of Business Conduct and Ethics. In evaluating the transaction, the Audit Committee will consider all relevant factors, including, as applicable, (1) the related party’s relationship to the Company and interest in the transaction; (2) the material facts of the transaction, including the aggregate value of such transaction or, in the case of indebtedness, the amount of principal involved; (3) the benefits to the Company of the transaction; (4) if applicable, the availability of other sources of comparable products or services; (5) an assessment of whether the transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally; (6) whether a transaction has the potential to impair director independence; and (7) whether the transaction constitutes a conflict of interest. If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction. The Audit Committee may establish guidelines for the Company’s management to periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for us to amend or terminate the transaction and will review the transaction annually to determine whether it continues to be in our interests.

During 2020, the following transactions or series of related transactions in which any “related person” had or will have a direct or indirect material interest and in which the amount involved exceeded the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for 2019 and 2020, were reviewed and considered:

Series B Convertible Redeemable Preferred Stock—On March 31, 2020, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (collectively, the “Purchasers”) to issue and sell in a private placement, 21,000 shares of Series B Redeemable Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Shares”) exercisable for shares of Class A Common Stock, for an aggregate purchase price of $21 million. On April 1, 2020, the Purchasers purchased all of the Preferred Shares.

Crestview III USWS, L.P. and Crestview III USWS TE, LLC, two of the Purchasers, are affiliated with Crestview, the beneficial owner of approximately 49.1% of our Class A Common Stock. See “Security Ownership of Certain Beneficial Owners and

Management” below. Crestview is entitled to designate for nomination by the Company for election two directors to serve on the Company’s Board. Messrs. Klein and Watson were designated as directors by Crestview in connection with the Business Combination. In addition, Mr. Klein is a partner at Crestview Advisors, L.L.C.

Regiment Capital Special Situations Fund V, L.P., a Purchaser, is affiliated with TCW, the beneficial owner of approximately 27.9% of our Class A Common Stock. See “Security Ownership of Certain Beneficial Owners and Management” below. Ryan Carroll is a managing director and head of portfolio management within the Private Credit Group at TCW Asset Management Company, LLC, an affiliate of TCW.

David J. Matlin, a Purchaser, is a member of our Board.

Related Party Purchase—In 2020, the Company purchased chemicals from Rockwater for use in its hydraulic fracturing operations, totaling $5.6 million. Rockwater is a subsidiary of Select. Richard Burnett, a member of our Board and chairman of our Audit Committee is also a member of the board of directors and serves as the chairman of the audit committee of Select. Adam Klein, a member of our Board, served on the board of directors of Select until his retirement on May 8, 2020. In addition, Crestview has an investment position in both Select and USWS.

EXECUTIVE OFFICERS

The following table sets forth the names and ages of all of our executive officers, the positions and offices with us currently held by such persons and the months and years in which continuous service began:

Name	Executive Officer Since	Age	Position
Joel Broussard	Nov. 2018	54	President, Chief Executive Officer & Director
Kyle O’Neill	Nov. 2018	42	Chief Financial Officer
Matthew Bernard	Nov. 2018	50	Chief Administrative Officer

Our executive officers are appointed to serve until the meeting of the board following the next annual meeting of stockholders and until their successors have been elected and qualified. The following paragraphs contain certain information about each of our executive officers other than Mr. Broussard, whose biographical information is included under the heading “Our Board of Directors and Its Committees — The Board of Directors” above.

Kyle O’Neill has served as our Chief Financial Officer since the Business Combination. Previously, Mr. O’Neill was a Managing Director of TCW’s Direct Lending Group from January 2013 to December 2018. TCW acquired the Direct Lending Group from Regiment Capital in 2013, where Mr. O’Neill worked since October 2005 as an investment professional in the Special Situations Group. Prior to that, Mr. O’Neill held various positions within the investment banking firms of JPMorgan and Baxter Bold & Company from 2000. Mr. O’Neill received a BA from Michigan State University’s Eli Broad College of Business.

Matthew Bernard has served as our Chief Administrative Officer since the Business Combination. Previously, Mr. Bernard served as the Chief Financial Officer of USWS from August 2014 to November 2018. Mr. Bernard was President of Gulf Offshore Logistics, LLC from June 2010 until arriving at USWS in August 2014. Prior to that, Mr. Bernard served as Executive Vice President/Chief Financial Officer of Gulf Offshore Logistics, LLC from 2007 until 2010 and as Corporate Controller for Edison Chouest Offshore from May 2002 until 2007. From August 1992 to April 2002, Mr. Bernard worked domestically and internationally for Ernst & Young. Mr. Bernard holds a Bachelor of Science in Accounting from Nicholls State University.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (“Section 16(a)”), our directors and executive officers, and any persons who beneficially own more than 10% of our common stock, are required to file initial reports of ownership and reports of changes in ownership with the SEC. Based upon our review of copies of such reports for our 2020 fiscal year and written representations from our directors and executive officers, we believe that our directors and executive officers, and beneficial owners of more than 10% of our common stock, timely complied with all applicable filing requirements for our 2020 fiscal year, except that Beal Financial Corp. did not timely file an Initial Statement of Beneficial Ownership of Securities on Form 3 relating to the issuance of Series B Redeemable Convertible Preferred Stock on April 1, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Class A Common Stock and Class B Common Stock as of April 1, 2021, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A and/or Class B Common Stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our current executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. As of April 1, 2021, we had 90,421,734 shares of Class A Common Stock and 0 shares of Class B Common Stock outstanding. Unless otherwise noted, the mailing address of each person or entity named below is 1360 Post Oak Boulevard, Suite 1800, Houston, Texas 77056.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Crestview(2)	67,656,857	49.10%
The TCW Group, Inc.(3)	31,107,935	27.90%
Beal Financial Corporation(4)	8,938,712	9.50%
Joel Broussard(5)	2,493,427	2.70%
Kyle O’Neill(6)	330,327	*
Matthew Bernard(7)	546,364	*
Richard A. Burnett	12,500	*
Ryan Carroll	—	*
Steve S. Habachy	—	*
Adam J. Klein(8)	—	*
David J. Matlin(9)	8,559,377	8.90%
David L. Treadwell(10)	1,079,245	1.20%
Eddie M. Watson	9,375	*
All directors and executive officers as a group (11 individuals)(11)	13,023,082	11.20%

*	Less than 1%
(1)

For each stockholder, in accordance with Rule 13d-3 promulgated under the Exchange Act, this percentage is determined by assuming the named stockholder exercises all options, warrants and other instruments pursuant to which the stockholder has the right to acquire shares of our Class A Common Stock and Class B Common Stock, but that no other person exercises any options, warrants or other purchase rights (except with respect to the calculation of the beneficial ownership of all directors and executive officers as a group, for which the percentage assumes that all directors and executive officers exercise any options, warrants or other purchase rights).

(2)

Based on information obtained from a Schedule 13D/A filed with the SEC on April 2, 2020 and Form 4 filed with the SEC on January 4, 2021. Consists of (i) 19,297,910 shares of Class A Common Stock and 119,123 shares of Class A Common Stock transferred by Matlin & Partners Acquisition Sponsor LLC (“Sponsor Transferred Shares”) held directly by Crestview III USWS, L.P. (“Crestview III LP”), (ii) 952,090 shares of Class A Common Stock and 5,877 Sponsor Transferred Shares held directly by Crestview III USWS TE, LLC (“Crestview III LLC”), (iii) 3,625,000 shares of Class A Common Stock issuable upon exercise of warrants that became exercisable 30 days after closing of the Business Combination received by Crestview III LP and Crestview III LLC (collectively, the “Crestview Entities”), (iv) 1,955,556 shares of Class A Common Stock issuable upon exercise of warrants issued in May 2019 to the Crestview Entities, (v) 4,363,638 shares of Class A Common Stock issuable upon conversion of 20,000 shares of Series A Preferred Stock, and (vi) 37,337,663 shares of Class A Common Stock issuable upon conversion of 11,500 shares of Series B Preferred Stock, in each case, for which Crestview Partners III GP, L.P. may be deemed to be the beneficial owner. Excludes any shares of Class A Common Stock upon the exercise of any additional warrants that may be issued pursuant to the terms of the Series A Redeemable Convertible Preferred Stock Purchase Agreement pursuant to which the Crestview Entities acquired shares of Series A Preferred Stock. Crestview Partners III GP, L.P. is the general partner of the investment funds which are direct or indirect members of Crestview. Decisions by Crestview Partners III GP, L.P. to vote or dispose of the interests held by Crestview requires the approval of a majority of the seven members of its investment committee and its chairman, which is composed of the following individuals: Barry S. Volpert (chairman), Thomas S. Murphy, Jr., Richard M. DeMartini, Robert V. Delaney, Jr., Brian P. Cassidy, Alexander M. Rose and Adam J. Klein. None of the foregoing persons has the power individually to vote or dispose of any of such interests. Each of the foregoing individuals, in his capacity as solely a member of the investment committee, disclaims beneficial ownership of all such interests. The business address of each of the foregoing is c/o Crestview Advisors, L.L.C., 590 Madison Avenue, 36th Floor, New York, New York.

(3)

Based on information obtained from a Schedule 13G/A filed with the SEC on February 8, 2021 by The TCW Group, Inc. (“TCW”), on behalf of itself and its direct and indirect subsidiaries, which collectively constitute The TCW Group, Inc. business unit (the “TCW Business Unit”). The TCW Business Unit is primarily engaged in the provision of investment management services. The TCW Business Unit is managed separately and operated independently. Investment funds affiliated with The Carlyle Group, L.P. (“The Carlyle Group”) hold a minority indirect ownership interest in TCW that technically constitutes an indirect controlling interest in TCW that technically constitutes an indirect controlling interest in TCW. The principal business of The Carlyle Group is acting as a private investment firm with affiliated entities that include certain distinct specialized business units that are independently operated including the TCW Business Unit. Entities affiliated with The Carlyle Group may be deemed to share beneficial ownership of the securities reported herein. Information barriers are in place between the TCW Business Unit and The Carlyle Group. Therefore, in accordance with Rule 13d-4 under the Exchange Act, The Carlyle Group disclaims beneficial ownership of the shares beneficially owned by the TCW Business Unit. The TCW Business Unit disclaims beneficial ownership of any shares which may be owned or reported by The Carlyle Group and its affiliates. Entities affiliated with The Carlyle Group may beneficially own shares of an issuer to which the Schedule 13G/A relates and such shares are not reported therein. TCW has shared voting and dispositive power with respect to all of the shares. Includes 21,103,896 shares of Class A Common Stock issuable upon conversion of 6,500 shares of Series B Preferred Stock. The mailing address of TCW is 865 South Figueroa Street, Suite 1800, Los Angeles, California 90017.

(4)

Based on information obtained from a Schedule 13G filed with the SEC on June 2, 2020. LNV Corporation (“LNV”) and LPP Mortgage, Inc (“LPP”) are direct holders of the reported securities. LNV is a direct wholly-owned subsidiary of Beal Bank USA, which is a direct wholly-owned subsidiary of Beal Financial Corporation (“BFC”). LPP is a direct wholly-owned subsidiary of Beal Bank, SSB, which is a direct wholly-owned subsidiary of BFC. D. Andrew Beal controls BFC through ownership of 100% of the common stock of BFC. Consists of (i) 3,760,143 shares of Class A Common Stock, and 714 shares of Series B Preferred Stock held directly by LNV, which Series B Preferred Stock is convertible into 2,318,181 shares of Class A Common Stock, and (ii) 1,769,479 shares of Class A Common Stock and 336 shares of Series B Preferred Stock held directly by LPP, which Series B Preferred Stock is convertible into 1,090,909 shares of Class A Common Stock. The calculation assumes conversion of all of LNV’s and LPP’s Series B Preferred Stock held directly by LNV and LPP into Class A Common Stock at a conversion price of $0.308 per share. The mailing address of D. Andrew Beal, BFC, Beal Bank USA, LNV and LPP is 6000 Legacy Drive, Plano, Texas 75024.

(5)	Includes 523,996 shares of unvested restricted stock.
(6)	Includes 126,654 shares of unvested restricted stock.
(7)	Includes 194,753 shares of unvested restricted stock.
(8)	The business address for Mr. Klein is c/o Crestview Partners, 590 Madison Avenue, 36th Floor, New York, New York 10022.
(9)

Based on information obtained from Schedule 13D originally filed on January 3, 2019, as amended by Amendment No. 1 filed on November 14, 2019, Amendment No. 2 filed on January 2, 2020, Amendment No. 3 filed on April 6, 2020 and Amendment No. 4 filed on June 23, 2020, as well as a Form 4 filed with the SEC on June 23, 2020 by David J. Matlin. Consists of (i) 3,014,603 shares of Class A Common Stock held by Mr. Matlin; and (ii) 5,544,774 shares of Class A Common Stock issuable as of June 23, 2020 upon the conversion of 1,678 shares of Series B Preferred Stock. The business address for Mr. Matlin is 600 Fifth Avenue, 22nd Floor, New York, New York, 10022.

(10)

Based on information obtained from a Form 4 filed with the SEC on March 16, 2021 and a Form 4 filed with the SEC on June 23, 2020. Consists of (i) 429,894 shares of Class A Common Stock held by Mr. Treadwell; and (ii) 649,351 shares of Class A Common Stock issuable upon the conversion of 200 shares of Series B Preferred Stock.

(11)	Includes aggregate disclosure for all directors and executive officers.

DIRECTOR COMPENSATION

2020 Director Compensation

The table and the accompanying narrative below summarize compensation received by the non-employee and non-affiliated members of the Board for their service during 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
David Treadwell	$170,000	$—	$—	$170,000
Richard Burnett	$170,000	$—	$—	$170,000
Steve Habachy	$95,357	$—	$—	$95,357
Eddie Watson	$127,500	$—	$—	$127,500

Discussion of Director Compensation Table

As President and Chief Executive Officer, Mr. Broussard did not receive any additional compensation for his service as a member of the Board. His compensation as a Named Executive Officer is disclosed in the Company’s Summary Compensation Table for the year ended December 31, 2020. Also, as affiliated directors, Messrs. Matlin, Klein and Carroll did not receive additional compensation for their services on the Board. All members of the Board are entitled to reimbursement for all reasonable out-of-pocket expenses incurred in the performance of their services as directors. Our Compensation Committee reviews our director compensation program at least annually.

2020 Director Compensation

In 2020, each of the Company’s non-employee and non-affiliated directors was expected to receive an annual retainer in the amount of $150,000. The chairperson of the Board was expected to receive an additional $50,000 as an annual retainer and the chairperson of the Audit Committee was expected to receive an additional $50,000 as an annual retainer. Our annual retainer for non-employee Board members is below the market median for total annual compensation among comparably-sized companies according to compensation survey data provided by Pearl Meyer. Fees were paid in arrears in four equal quarterly installments.

On March 31, 2020, to align with the Company’s corporate and operational cost cutting measures, the Board proactively approved a 20% reduction in Board cash compensation. Effective as of April 1, 2020, the annual retainer for the Company’s non-employee and non-affiliated directors was reduced from $150,000 to $120,000 and additional retainers for the chairperson of the Board and chairperson of the Audit Committee were similarly reduced from $50,000 to $40,000.

2021 Director Compensation

For 2021, the Board determined to maintain the reduced annual retainer for non-employee and non-affiliated directors in the amount of $120,000, as well as the reduced additional annual retainer that the chairperson of the Board and the chairperson of the Audit Committee are entitled to receive, each in the amount of $40,000.

EXECUTIVE COMPENSATION

Our Board has entrusted the Compensation Committee with overall responsibility for establishing, implementing and monitoring our executive compensation program. Our President and Chief Executive Officer and Vice President of Human Resources also play a role in the implementation of the executive compensation process by overseeing the performance and dynamics of the executive team and generally keeping the Compensation Committee informed. All final decisions regarding our named executive officers’ compensation are made by the Compensation Committee, except in the case of our President and Chief Executive Officer where the independent members of the Board make all decisions with the benefit of recommendations from the Compensation Committee.

The following discussion describes the material elements of compensation for the Company’s named executive officers (the “Named Executive Officers” or “NEOs”) for 2020 and is presented based on the reduced disclosure rules applicable to the Company as an “emerging growth company” within the meaning of the Securities Act of 1933, as amended.

In accordance with the foregoing, the Company’s Named Executive Officers for 2020 are:

Name	Principal Position
Joel Broussard	President and Chief Executive Officer
Kyle O’Neill	Chief Financial Officer
Matthew Bernard	Chief Administrative Officer

Summary Compensation Table for the Years Ended December 31, 2020 and 2019

The following table summarizes, with respect to USWS’ NEOs, information relating to compensation for the years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Joel Broussard	2020	$680,000	$—	$4,420,304	$—	$440,000	$19,218	$5,559,522
President and Chief Executive Officer	2019	$800,000	$—	$5,508,082	$2,198,428	$600,000	$20,983	$9,127,493
Kyle O’Neill	2020	$357,000	$—	$1,765,469	$—	$247,800	$14,468	$2,384,737
Chief Financial Officer	2019	$420,000	$—	$2,256,965	$900,821	$336,000	$35,574	$3,949,360
Matthew Bernard	2020	$331,500	$—	$809,726	$—	$159,900	$4,913	$1,306,039
Chief Administrative Officer	2019	$390,000	$—	$916,892	$365,960	$156,000	$15,818	$1,844,670

(1)

The annual base salaries for Messrs. Broussard, O’Neill and Bernard were reduced in 2020 by 20% on an annualized basis to better align the Company’s expenses with client activity levels and in response to the sharp decline in oil prices and challenging industry outlook driving extraordinary reductions in customer activity. Accordingly, the base salaries for Messrs. Broussard, O’Neill and Bernard for 2020 were $680,000, $357,000 and $331,500, respectively.

(2)

Represents the grant date fair value of awards granted during the indicated year, as determined in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please see the discussion of the assumptions made in the valuation of these awards in “Note 13—Share-Based Compensation” to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executive officers.

(3)	Reflects amounts earned pursuant to the Annual Incentive Plan. Awards for 2020 for Mr. Broussard, Mr. O’Neill and Mr. Bernard reflect compensation for the full fiscal year.
(4)

Amounts for 2020 include matching contributions we make on account of employee contributions under our 401(k) savings plan of $10,218, $5,468 and $4,913, for Messrs. Broussard, O’Neill and Bernard, respectively, and an automobile allowance of $9,000 for each of Messrs. Broussard and O’Neill. Amounts for 2019 include matching contributions we make on account of employee contributions under our 401(k) savings plan of $6,583, $21,174 and $15,818, for Messrs. Broussard, O’Neill and Bernard, respectively, and an automobile allowance of $14,400 for each of Messrs. Broussard and O’Neill.

Outstanding Equity Awards at Fiscal Year-End 2020 Table

The following table reflects information regarding outstanding equity-based awards held by USWS’ NEOs as of December 31, 2020.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights That Have Not Vested(3)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5)
Joel Broussard	139,141	417,423	$8.91	3/14/2026	463,644	$190,094	214,900	$—
	—	—	—	—	3,592,795	$1,473,046	—	$—
	—	—	—	—	—	$—	4,604,368	$1,887,791
	—	—	—	—	—	$—	4,081,487	$1,673,410
Kyle O’Neill	57,014	171,042	$8.91	3/14/2026	189,981	$77,892	—	$—
	—	—	—	—	1,434,960	$588,334	—	$—
	—	—	—	—	—	$—	1,838,985	$753,984
	—	—	—	—	—	$—	1,630,143	$668,359
Matthew Bernard	23,162	69,486	$8.91	3/14/2026	77,180	$31,644	143,300	$—
	—	—	—	—	658,140	$269,837	—	$—
	—	—	—	—	—	$—	843,444	$345,812
	—	—	—	—	—	$—	747,662	$306,542

(1)

Stock option and restricted stock awards held by executives vest in four equal installments on each anniversary of the date of grant, March 14, 2019, beginning on the first anniversary of the date of grant, in each case, provided that the recipient has been continuously employed at such date.

(2)	Calculated based upon the closing market price of our common stock on December 31, 2020, the last trading day of our 2020 fiscal year ($.41) multiplied by the number of unvested awards at year-end.
(3)

Restricted share grants of 214,900 and 143,300 to Messrs. Broussard and Bernard, respectively, will vest in equal one-third increments on each of the first, second, and third anniversaries of the grant date, November 9, 2018 (the “Grant Date”); provided, however, that: (a) no restricted shares will vest on any such date unless the closing price of the Class A Common Stock on Nasdaq (or other principal stock exchange on which the Class A Common Stock is then listed for trading) has been $12.00 or greater for 20 trading days in any period of 30 consecutive trading days commencing after the Grant Date (the “Trading Condition”), and (b) in the event that restricted shares do not vest on the applicable anniversary of the Grant Date because the Trading Condition has not been satisfied, such restricted shares will vest upon the later satisfaction of the Trading Condition.

(4)

Performance Award (Pool A) grants were made with a designated cash value. The share numbers of 4,604,368, 1,838,985 and 843,444, of Messrs. Broussard, O’Neill and Bernard, respectively, represent the fair market value of the award in shares of stock, assuming a settlement date of December 31, 2020, calculated using the last day of our 2020 fiscal year trading price of $0.41 multiplied by the variable number of shares, assuming such award is settled in shares in lieu of cash. Similarly, Performance Award (Pool B) grants were made with a designated cash value. The share numbers of 4,081,487, 1,630,143 and 747,662, of Messrs. Bernard, O’Neill and Bernard, respectively, represent the fair market value of the award in shares of stock, utilizing the grant date fair market value of $0.308 multiplied by the fixed number of shares, assuming such award is settled in shares in lieu of cash. See “Long-Term Incentive Awards—Performance Awards (Pool A)” and “Long-Term Incentive Awards—Performance Awards (Pool B)” below for a more detailed discussion on these awards.

(5)

Calculated the net equivalent shares of the Performance Award (Pool A) and Performance Award (Pool B) (as discussed in footnote (4) above) based upon the closing market price of our common stock on December 31, 2020, the last trading day of our 2020 fiscal year ($.41) multiplied by the number of unvested awards at year-end.

Additional Narrative Disclosures

Employment Agreements

On July 13, 2018, the Company entered into employment agreements with each of Messrs. Broussard, O’Neill and Bernard that became effective as of the closing date of the Business Combination (the “Employment Agreements”). Each Employment Agreement generally provides for an initial term which will expire on December 31, 2021 for Mr. Broussard, and expired December 31, 2020 for Messrs. O’Neill and Bernard. After the initial term, the Employment Agreements renew for subsequent one (1) year periods, unless the Company provides written notice of non-renewal at least sixty (60) days prior to the end of the then-current term. Each Employment Agreement provides a general description of the NEO’s duties, positions, and responsibilities associated with his title.

The Employment Agreements provide for base salaries of $800,000, $420,000 and $390,000 per annum for Messrs. Broussard, O’Neill and Bernard, respectively, which may be adjusted annually in the sole discretion of our Board, but not reduced unless part of a general reduction in the Company’s compensation to other executives.

In March 2020, the Company announced that it was taking a number of corporate and operating cost-cutting measures to better align its expenses with client activity levels in response to the sharp decline in oil prices and challenging industry outlook driving extraordinary reductions in customer activity. As a component of this effort, the Company’s cost control plans include a 20% reduction, on an annualized basis, in the annual base salaries for Messrs. Broussard, O’Neill and Bernard.

For the year ending December 31, 2020, Messrs. O’Neill and Bernard’s Employment Agreements provide that they are eligible for an annual bonus under USWS’ annual incentive plan (the “AIP”) or a similar or replacement annual incentive plan adopted by our Board targeted at 120%, 80% and 100% of their base salaries, respectively, for any periods after December 31, 2018. Please see the section below titled “Annual Bonus” for additional details regarding each NEO’s bonus for 2020.

The Employment Agreements also provide for potential severance benefits in connection with certain terminations of employment. Please see the section below titled “Potential Payments upon Termination or Change in Control” for additional details on these termination benefits. Quoted terms used and not otherwise defined herein have such meanings as ascribed thereto in the Employment Agreements.

Base Salary

Base salary is a fixed component of each executive’s annual compensation. The Company will pay the executives’ base salaries as outlined in the Employment Agreements. We review base salaries for our President and Chief Executive Officer and other executives annually to determine if a change is appropriate. In reviewing base salaries, we consider several factors, including a comparison to base salaries paid for comparable positions in our compensation peer group, the relationship among the base salaries paid within our Company and individual experience and contributions. Our intent is to fix base salaries at levels that we believe are consistent with our compensation program design objectives, which include a greater emphasis upon the incentive elements of compensation without sacrificing our ability to recruit, motivate and retain executive talent in a competitive environment.

In March 2020, the Company announced that the annual base salaries for Messrs. Broussard, O’Neill and Bernard would be reduced by 20%, on an annualized basis, to better align the Company’s expenses with client activity levels and in response to the sharp decline in oil prices and challenging industry outlook driving extraordinary reductions in customer activity. Accordingly, the base salaries for Messrs. Broussard, O’Neill and Bernard for 2020 were $680,000, $357,000 and $331,500, respectively.

For 2021, the Board, upon the recommendation of the Compensation Committee, determined to reinstate the pre-reduction salaries for Messrs. Broussard, O’Neill and Bernard. Base salaries for our NEOs in 2021 are as follows:

Name	2021 Base Salary
Joel Broussard	$800,000
Kyle O’Neill	$420,000
Matthew Bernard	$390,000

Annual Bonus

Annual cash incentive awards are intended to align our annual performance and results with the compensation paid to persons who are most responsible for such performance, and to motivate and reward achievement of Company and individual performance objectives. For 2020, AIP was based upon achievement of certain financial and corporate objectives of the Company, as well as personal performance objectives, and approved by the Compensation Committee at the beginning of the year. The financial and corporate components of the AIP could be awarded independently such that achievement of one was not predicated on the achievement of the other.

NEOs are eligible for annual bonuses under the AIP targeted at 80% to 120% of their base salaries. In accordance with the AIP Agreement entered into between the Company and each participant of an AIP award, payment of any bonus under the AIP is subject to certain clawback provisions if the Board, in its sole discretion, determines that it is in the best interests of the Company to require repayment of a portion or all of any AIP award if (1) the amount of the award was calculated based upon, or contingent on, the achievement of financial or operating results that were the subject of or affected by the Company’s restatement of all or a portion of its financial statements and (2) the amount of the award would have been less had the financial statements been correct.

Annual bonuses awarded under the 2020 AIP for the NEOs were as follows:

Name	2020 AIP
Joel Broussard	$440,000
Kyle O’Neill	$247,800
Matthew Bernard	$159,900

Long-Term Incentive Awards

To align the compensation of our NEOs with the achievement of our business goals and strategy and to align our interests with those of our stockholders, we award long-term incentives to our named executive officers as a component of an executive’s compensation package. These awards have been made under the U.S. Well Services, Inc. 2018 Stock Incentive Plan (the “LTIP”).

Over the course of 2020, the Compensation Committee of the Board evaluated means by which it could provide incentives for certain of the Company’s key employees to remain employed by the Company. After carefully evaluating many options, the Board, upon the recommendation of the Compensation Committee of the Board, approved the grant of deferred stock units and certain performance incentive awards that will provide for potential future payments to be made to certain key employees of the Company, as summarized below. The Board believes that these awards will provide for a key retention pool that will benefit all of its stockholders. Specifically, the Board believes that these awards will enable the Company to: (i) enhance executive management’s and other key employees’ sense of participation in the Company; and (ii) provide incentives for continued employment. The Board also believes that these awards will further align the interests of executive management and key employees with those of the Company’s stockholders through the potential for increased stock ownership.

Deferred Stock Unit Awards. On November 5, 2020 (the “Grant Date”), the Company entered into Deferred Stock Unit Award Agreements (the “DSU Award Agreements”) with certain key employees, including its Named Executive Officers. The DSU Award Agreements were made pursuant to the Amended and Restated U.S. Well Services, Inc. 2018 Stock Incentive Plan (the “A&R LTIP”), which was approved by the Board, upon the recommendation of the Compensation Committee of the Board, on September 21, 2020. The A&R LTIP is included in this Proxy Statement under “Proposal 3—Ratification and Approval of the Amended and Restated U.S. Well Services, Inc. 2018 Stock Incentive Plan.” Each DSU represents the right to receive one share of the Company’s Class A Common Stock, which right is conditioned upon the Company receiving stockholder approval of the A&R LTIP. In the event that the Company’s stockholders do not approve the A&R LTIP, and the Company lacks sufficient shares of Class A Common Stock reserved for issuance under the LTIP to satisfy the DSU Award Agreements, then the unsatisfied portion of the DSU Award Agreements will be forfeited and void. The DSUs are subject to vesting and the award recipients’ continued employment with the Company, and will vest 1/3 each year, beginning on the first anniversary of January 1, 2020 (the “Vesting Effective Date”), or in full upon the occurrence of a Change of Control (as defined in the DSU Award Agreement). If a recipient’s employment is terminated as the result of certain events, such as death, disability or retirement, the participant will vest in 1/3 of the DSUs. Shares of Class A common stock issuable with respect to vested DSUs held by Messrs. Broussard, O’Neill and Bernard will be issued on the earlier of the following: (i) the 60th day after their respective termination; (ii) upon a Change of Control (as defined in the DSU Award Agreement); or (iii) upon the fifth anniversary of the Grant Date.

Performance Awards (Pool A).  On the Grant Date, the Company entered into Performance Awards (Pool A) (the “Pool A Performance Award Agreements”) with certain key employees, including its Named Executive Officers under the A&R LTIP. Pursuant to their respective Pool A Performance Award Agreements, Messrs. Broussard, O’Neill and Bernard were each granted an award (the “Pool A Performance Award”) with a designated cash value equal to approximately $0.9 million, $0.4 million and $0.2 million, respectively, which amounts increase by 12.0% until May 24, 2021 and 16.0% thereafter, compounding quarterly (the “Pool A Award Value”). The Pool A Award Value is subject to reduction if, in connection with any Change of Control (as defined in the Pool A Performance Award Agreements), the Company’s Series A Preferred Stock is redeemed for less than its redemption price. No payments will be made under a Pool A Performance Award prior to the date on which the Pool A Performance Award becomes vested and the restricted periods lapse, and payment date occurs, as summarized below. The respective Pool A Performance Awards of the Named Executive Officers are subject to their continued employment and vest in full (i) on the first anniversary of the Vesting Effective Date or (ii) upon a Change of Control (as defined in the Pool A Performance Award Agreements). If the employment of any Named Executive Officer is terminated prior to the first anniversary of the Vesting Effective Date or for certain events of cause, then the entire Pool A Performance Award held by such terminated executive will be forfeited, whether or not vested in the case of a for cause termination.

The vested Pool A Performance Award will be payable to the Named Executive Officers on the earlier of the following:

a.	Upon a Change of Control (as defined in the Pool A Performance Award Agreements), either:

i.

If holders of shares of Series A Preferred Stock receive consideration in connection with such Change of Control in exchange or redemption thereof, then in the applicable merger consideration as if the participant held shares of Series A Preferred Stock immediately prior to such Change of Control with an aggregate redemption price equal to the applicable Pool A Award Value, or

ii.

If holders of shares of Series A Preferred Stock do not receive such consideration, then (x) in cash in a transaction in which the holders of Common Stock receive no consideration, cash or consideration other than a combination of cash and securities or (y) in shares of Class A Common Stock equal to the quotient of the applicable Pool A Award Value and the Fair Market Value (as defined in the Pool A Performance Award Agreements) of a share of Class A Common Stock, upon a transaction in which the holders of Class A Common Stock receive securities or a combination of cash and securities.

b.

Upon the fixed payment date (as defined below) in, at the Company’s election, (x) cash or (y) shares of Class A Common Stock equal to the quotient of the Pool A Award Value and the Fair Market Value (as defined in the Pool A Performance Award Agreements) of a share of Class A Common Stock.

The fixed payment date (the “Fixed Payment Date”) is the fifth anniversary of the Grant Date, unless the Company elects to defer the payment date, subject to the requirements set forth in the Pool A Performance Award Agreement or Pool B Performance Award Agreement, as applicable, for such a deferral, to a date not less than five years from, nor more than six years after, the initial Fixed Payment Date.

In the event that the Company’s stockholders do not approve the A&R LTIP, then the Pool A Performance Awards cannot be paid in shares of Class A Common Stock and will, in such case, only be payable in cash.

Performance Awards (Pool B). On the Grant Date, the Company entered into Performance Awards (Pool B) (the “Pool B Performance Award Agreements”) with certain key employees, including the Named Executive Officers, under the A&R LTIP. Pursuant to their respective Pool B Performance Award Agreements, Messrs. Broussard, O’Neill and Bernard were each granted an award (the “Pool B Performance Award”) with a designated cash value equal to approximately $0.6 million, $0.2 million and $0.1 million, respectively, which amounts increase by 12.0% until May 24, 2021 and 16.0% thereafter, compounding quarterly (the “Pool B Award Value”). The cash value awarded to all other employees equals approximately $0.7 million. The Pool B Award Value is subject to reduction if, in connection with any Change of Control (as defined in the Pool B Performance Award Agreements), the Company’s Series B Preferred Stock is redeemed for less than its redemption price. No payments will be made under a Pool B Performance Award prior to the date on which the Pool B Performance Award becomes vested and the restricted periods lapse and payment date occurs, as summarized below. The respective Pool B Performance Awards of the Named Executive Officers are subject to their continued employment and vest 1/3 each year, beginning on the first anniversary of the Vesting Effective Date, or in full upon the occurrence of a Change of Control (as defined in the Pool B Performance Award Agreement). If the employment of any Named Executive Officer is terminated (i) due to death or disability, then he will vest in 1/3 of the Pool B Performance Award or (ii) due to retirement after the first anniversary of the Vesting Effective Date, then he will vest in 1/3 of the Pool B Performance Award. Upon the termination of their employment for any other reason or for certain events of cause, then the unvested portion of the Pool B Performance Award held by such terminated executive will be forfeited, and in the case of a for cause termination, the entire Pool B Performance Award will be forfeited, whether or not vested.

The vested Pool B Performance Award will be payable to the Named Executive Officers on the earlier of the following:

a.	Upon a Change of Control (as defined in the Pool B Performance Award Agreements), either:
i.

If holders of shares of Series B Preferred Stock receive consideration in connection with such Change of Control in exchange or redemption thereof, then in the applicable merger consideration as if the participant held shares of Series B Preferred Stock immediately prior to such Change of Control with an aggregate redemption price equal to the applicable Pool B Award Value, or

ii.

If holders of shares of Series B Preferred Stock do not receive such consideration, then (x) in cash in a transaction in which the holders of Class A Common Stock receive no consideration, cash or consideration other than a combination of cash and securities, in an amount equal to the greater of the Pool B Award Value and the value of that number of shares of Class A common stock equal to the quotient of the applicable Pool B Award Value and $0.308 (the “Pool B Shares Fair Market Value”) or (y) in shares of Class A Common Stock equal to the quotient of the applicable Pool B Award Value and the Pool B Shares Fair Market Value, upon a transaction in which the holders of Class A Common Stock receive securities or a combination of cash and securities.

b.

Upon the Fixed Payment Date in, at the Company’s election, (x) cash or (y) shares of Class A Common Stock equal to the quotient of the Pool B Award Value and the Pool B Shares Fair Market Value (as defined in the Pool B Performance Award Agreements) of a share of Class A Common Stock.

In the event that the Company’s stockholders do not approve the A&R LTIP, then the Pool B Performance Awards cannot be paid in shares of Class A Common Stock and will, in such case, only be payable in cash.

The table below sets forth the Deferred Stock Unit Awards, the Pool A Performance Awards and the Pool B Performance Awards granted to each of Messrs. Broussard, O’Neill and Bernard during the year ended December 31, 2020:

Name	Deferred Stock Unit Award	Pool A Performance Award ($)(1)	Pool B Performance Award ($)(1)
Joel Broussard	3,592,795	896,037	596,679
Kyle O’Neill	1,434,960	357,877	238,313
Matthew Bernard	658,140	164,139	273,441

(1)	Represents the original grant and the interest accrual in accordance with the terms thereof as of December 31, 2020.

Other Benefits

The Named Executive Officers are eligible to participate in the Company’s retirement, health, and welfare programs in accordance with the policies as they are available to other key executive employees of the Company. The Company currently maintains a 401(k) plan. As of March 1, 2020, the Company suspended its 401(k) matching cash contributions. Additionally, in accordance with the policies available to other key employees, Messrs. Broussard, O’Neill and Bernard received an automobile allowance of $9,000 during 2020.

Potential Payments upon Termination or Change in Control

Each Employment Agreement provides for the following benefits upon the following termination scenarios (each quoted term as defined in the applicable Employment Agreement):

•	Upon termination by us without “Cause” or termination by the Executive for “Good Reason”:
•	A lump-sum cash payment of 1.5 times (2 times for Mr. Broussard) the sum of Base Salary and average annual bonus during the prior 2 calendar years under the AIP;
•	A pro-rata share of the executive’s target bonus under the AIP for the performance year in which termination occurs; and
•

Reimbursement of premiums paid by the executives for health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) until the earlier of (i) a period of 18 months following termination, or (ii) the date the executive is no longer eligible to receive COBRA coverage.

•	Termination upon “Disability”
•	A pro-rata share of the executive’s target bonus under the AIP for the performance in which termination occurs; and
•	Continuation of Base Salary for the lesser of 6 months or the period until disability insurance benefits commence under disability insurance coverage.
•	Termination upon “Non-Renewal” of Agreement:
•	A lump-sum cash payment of 1.5 times (2 times for Mr. Broussard) the sum of Base Salary and average annual bonus during the prior 2 calendar years under the AIP; and
•

Reimbursement of premiums paid by the executives for health coverage under COBRA until the earlier of (i) a period of 18 months following termination, or (ii) the date the executive is no longer eligible to receive COBRA coverage.

Each Named Executive Officer will be required to execute a general release of all claims in favor of the Company within forty-five (45) days of the termination date to receive his severance benefits. If an executive is terminated for any reason other than those described above, no further compensation or benefits will be provided pursuant to the Employment Agreements other than amounts already accrued or vested as of the applicable employment termination date. Additionally, the Employment Agreements contain certain restrictive covenants, including but not limited to, non-competition and non-solicitation covenants that generally apply during the term of the executive’s employment and for a period of eighteen (18) months (for Mr. Broussard twenty-four (24) months) following the termination of employment.

Additionally, upon a termination due to death or Disability, all stock options and other incentive awards held by the NEO will become fully vested and immediately exercisable, and all restrictions on any shares of restricted stock awards held by the NEO will be removed.

In the event of a Change in Control (as such term is defined in the LTIP), the Compensation Committee, on such terms and conditions as it deems appropriate, is authorized to take any of the following actions determined to be appropriate (capitalized terms below used as defined in the LTIP):

a.

Provide for the cancellation of such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

b.

Terminate an outstanding and unexercised Option, Stock Appreciation Right or Other Equity-Based Award that provides for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to the Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control the Participant shall have the right to exercise in full such Participant’s Award (without regard to any limitations on exercisability otherwise contained in the Award Agreement), but any such exercise shall be contingent on the occurrence of the Change in Control; provided that, if the Change in Control does not occur within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void;

c.	Provide that:
i.

an outstanding Option, Stock Appreciation Right or Other Equity-Based Award shall become immediately exercisable with respect to 100% of the shares subject to such Option, Stock Appreciation Right or Other Equity-Based Award, and/or the Restricted Period shall expire immediately with respect to 100% of the outstanding shares of an award of Restricted Stock or Restricted Stock Units, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement;

ii.

with respect to a Performance Share Award, (A) any incomplete Performance Period in respect of such Award in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the Participant an amount based upon the Committee’s determination of the degree of attainment of the Performance Goals, or (B) all Performance Goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

d.

Provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Committee to provide substantially equivalent value, in a manner consistent with Section 409A of the Code and the regulations thereunder, and Treasury Regulation Section 1.424-1, to the extent applicable.

See “Performance Awards (Pool A)” and “Performance Awards (Pool B)” under “Long-Term Incentives” above for the material terms of the payments that would be made to our Named Executive Officers under such Performance Awards in connection with a Change of Control.

Hedging and Pledging Prohibitions

Our Insider Trading Policy, which applies to all directors, officers and employees of the Company, prohibits speculating in securities of the Company, engaging in short sales of Company securities or transactions in publicly traded options on Company securities (such as puts, calls and other derivative securities). Additionally, without the prior consent of the Chief Financial Officer of the Company, our directors, officers and employees are prohibited from pledging any Company securities as collateral for a loan or holding Company securities as collateral in a margin account.

ACCOUNTANTS AND AUDIT COMMITTEE

Management is responsible for the preparation of our financial statements and our financial reporting processes, including the systems of internal controls and disclosure controls and procedures. KPMG, our independent registered public accounting firm, is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee of the Board has:

•	Reviewed and discussed with management and KPMG the audited financial statements for the year ended December 31, 2020;
•	Discussed with KPMG the matters that are required to be discussed by the applicable requirements of the PCAOB and the SEC; and
•

Received the written disclosures from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and discussed with KPMG its independence from the Company.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020.

Submitted by the Audit Committee of the Board: Richard Burnett, Chairman Ryan Carroll Steve Habachy

PROPOSALS FOR CONSIDERATION AT THE ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL 1—Election of Directors

The Board has authority under our Bylaws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease the Board’s size between annual stockholder meetings. As of the date of this Proxy Statement, our Board consists of eight directors, six of whom have been determined to be independent directors as set forth in Nasdaq Rule 5605(b)(1). Our second amended and restated certificate of incorporation specifies that the Board shall be divided into three classes, as nearly equal in number as possible, and designated Class I, Class II and Class III, each class having a three-year term of office. Under the second amended and restated certificate of incorporation, each director holds office until the annual meeting for the year in which his or her term expires and until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

The three nominees for election as a Class III director are Ryan Carroll, David L. Treadwell and Eddie Watson, each of whom currently serves on the Board. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the three nominees named in this Proxy Statement. Each of the directors has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. Each director elected at the Annual Meeting will serve for a three-year term expiring at the 2024 Annual Meeting of Stockholders or until his successor is elected and qualified or until his earlier death, retirement, resignation or removal.

If any nominee should for any reason become unable to serve prior to the date of the Annual Meeting, the shares represented by all valid proxies will be voted for the election of such other person as the Board may designate as a replacement following recommendation by the Nominating and Corporate Governance Committee, or the Board may reduce the number of directors to eliminate the vacancy.

Additional information regarding Messrs. Carroll, Treadwell and Watson, and all of our other directors, can be found under the “Our Board of Directors and Its Committees” section, the “Security Ownership of Certain Beneficial Owners and Management” section, and the “Director Compensation” section of this Proxy Statement.

The Board comprises a diverse group of leaders in their respective fields. All of our directors have had senior leadership experience at major domestic and/or international companies. In these positions, they have gained significant and diverse management experience, including strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. All of our directors also have experience serving as executive officers or on boards of directors and board committees of other public and private companies and have an understanding of corporate governance practices and trends.

The Board and its Nominating and Corporate Governance Committee believe the skills, experience, perspective and diversity of the directors provide the Company with business acumen and a diverse range of perspectives to engage each other and management to address effectively the Company’s evolving needs and represent the best interests of the Company’s stockholders. The biographies under the “Our Board of Directors and Its Committees” section of this Proxy Statement above describe the skills, qualities and experience of the nominees that led the Board and the Nominating and Corporate Governance Committee to determine that it is appropriate to nominate these directors.

Votes Required

Directors are elected by a plurality vote of the shares present in person or represented by proxy at the annual meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. Any shares not voted (whether by withholding the vote, broker non‑vote or otherwise) have no impact in the election of directors. If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for Messrs. Carroll, Treadwell and Watson. However, if you hold your shares in street name and do not instruct your broker how to vote in the election of directors, your shares will constitute a broker non‑vote and will not be voted for any of the nominees. See the section of this proxy statement entitled “General Information—Voting and Revocation of Proxies.”

The Board unanimously proposes and recommends that you vote “FOR” each of the nominees for the re‑election to Class III of the Board.

PROPOSAL 2—APPROVAL OF AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION TO EFFECT, AT THE DISCRETION OF OUR BOARD OF DIRECTORS,

A REVERSE STOCK SPLIT OF OUR COMMON STOCK

General

On March 8, 2021, our Board adopted a resolution which authorizes, subject to stockholder approval, an amendment to our Second Amended and Restated Certificate of Incorporation and such other action as the Company deems necessary to effect a reverse stock split at a ratio of not less than one‑for‑two (1:2) and not greater than one‑for‑ten (1:10) of our common stock (the “Reverse Stock Split”), to be determined by our Board, in its sole discretion, and grants the Board discretion to file a certificate of amendment to our Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware effecting the Reverse Stock Split (the “Reverse Split Amendment”). The proposed Reverse Split Amendment is included in Exhibit A to this Proxy Statement. By approving this Proposal No. 2, stockholders would give the Board the authority, but not the obligation, to effect the Reverse Stock Split, and full discretion to approve the ratio at which shares of common stock will be reclassified, from and including a ratio of not less than one-for-two (1:2) and not greater than one-for-ten (1:10).

We are requesting stockholder approval to effect the Reverse Stock Split at a ratio of not less than one-for-two (1:2) and not greater than one-for-ten (1:10), with the exact ratio determined by the Board and publicly announced by the Company, to provide the Board with the flexibility to determine the appropriate ratio and timing for the Reverse Stock Split based upon our financial results, long-term outlook, corporate strategy, market factors and our perception in the market, as well as the trading price of our Class A Common Stock. However, the Board reserves the right to elect not to proceed with the Reverse Stock Split, even if approved, and to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of our stockholders. No further action by the stockholders will be required for the Board to either implement or abandon the Reverse Stock Split. For the avoidance of doubt, except as otherwise specified herein, all share and dollar amounts set forth in this Proxy Statement are on a pre-Reverse Stock Split basis.

Background and Reasons for the Proposed Amendment

The primary purpose of the Reverse Stock Split would be to increase the per share trading price of our Class A Common Stock. The Board intends to effect the Reverse Stock Split at a ratio of not less than one‑for‑two (1:2) and not greater than one‑for‑ten (1:10), only if it believes that implementing the Reverse Stock Split would, among other things, help us to appeal to a broader range of investors to generate greater investor interest in the Company and improve the perception of our Class A Common Stock as an investment security. If the Reverse Stock Split proposal is approved by our stockholders, the Board will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all, at any time prior to the 2022 annual meeting of stockholders. If the Reverse Stock Split is not effected prior to the 2022 annual meeting of stockholders, then the Company shall seek further stockholder approval for such action, if, and to the extent, our Board determines any such reverse stock split to be in the best interest of the Company and our stockholders.

Additionally, by potentially increasing our the trading price of our Class A Common Stock, the Reverse Stock Split would reduce the risk that our Class A Common Stock could be delisted from The Nasdaq Capital Market (“Nasdaq”) due to our failure to comply with the Minimum Bid Price Rule (as defined below). Our Class A Common Stock and public warrants are currently listed on Nasdaq. Continued listing of a security on Nasdaq is conditioned upon compliance with various continued listing standards. On April 21, 2020, we received a notice (the “Notice”) from Nasdaq stating that we were not in compliance with the $1.00 minimum bid price requirement for continued listing on Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”), because the bid price for our Class A Common Stock had closed below the minimum $1.00 price per share requirement for the last thirty (30) consecutive business days. On August 14, 2020, we received another notice (the “Second Notice”) from Nasdaq stating that, based upon its review of our market value of listed securities for the last thirty consecutive business days, we did not meet the market value of listed securities requirement set forth under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”). In addition, the Second Notice informed us that as of August 14, 2020, we did not meet the alternative compliance standards relating to stockholders’ equity or net income from continuing operations (the “Alternative Compliance Standards”). On December 29, 2020, we received another written notice from Nasdaq (the “Third Notice”) stating that we had not regained compliance with the Minimum Bid Price Rule by the December 28, 2020 deadline, that we were not eligible for an additional 180 calendar day extension period for compliance, and that the Nasdaq staff had determined to delist the Class A Common Stock and public warrants from Nasdaq.

The Notice, the Second Notice and the Third Notice had no immediate effect on our listing on Nasdaq, and we appealed the Nasdaq staff’s determination to a Nasdaq Hearings Panel (the “Panel”). On January 22, 2021, we received a written notice from Nasdaq stating that for at least ten consecutive business days, from January 8, 2021 to January 21, 2021, the market value of our listed securities had been $35.0 million or greater. Accordingly, we have regained compliance with the alternative requirement set forth under the MVLS Requirement. On February 11, 2021, the Panel granted our request for an extension of time to demonstrate compliance with the Minimum Bid Price Rule, subject to our demonstrating compliance with the Minimum Bid Price Rule by June 7, 2021. On February 22, 2021, we received a written notice from Nasdaq stating that we had regained compliance with the Minimum Bid Price Rule and that we were in compliance with other applicable requirements as required for listing in Nasdaq.

The Panel also determined to impose a monitoring period, pursuant to Nasdaq Listing Rule 5815(d)(4)(A), until August 23, 2021 (the “Monitoring Period”). During the Monitoring Period, we are required to notify the Panel in writing, in the event of a closing bid price below $1.00 on any trading day, and in the event we fall out of compliance with any other applicable listing requirement. Should we evidence a closing bid price of less than $1.00 per share for 30 consecutive trading days at any point during the Monitoring Period, the Panel (or a newly convened panel if the initial panel is unavailable) will notify us that it will promptly conduct a hearing with respect to the deficiency. We would then have the opportunity to respond/present to the Panel. However, there can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

If our Class A Common Stock was to be delisted from Nasdaq, trading of our Class A Common Stock most likely would be conducted in the over–the–counter market on an electronic bulletin board established for unlisted securities such as the OTCQX Market, OTCQB Market or OTC Bulletin Board. Such trading would likely reduce the market liquidity of our Class A common stock. As a result, an investor would find it more difficult to dispose of, or obtain accurate quotations for the price of, our Class A common stock. If our Class A Common Stock is delisted from Nasdaq and the trading price remains below $5.00 per share, trading in our Class A Common Stock might also become subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker–dealers in connection with any trade involving a stock defined as a “penny stock” (generally, any equity security not listed on a national securities exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions). Many brokerage firms are reluctant to recommend low–priced stocks to their clients. Moreover, various regulations and policies restrict the ability of stockholders to borrow against or “margin” low–priced stocks and declines in the stock price below certain levels may trigger unexpected margin calls. Additionally, because brokers’ commissions on low–priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current price of the Class A Common Stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. This factor may also limit the willingness of institutions to purchase our Class A Common

Stock. Finally, the additional burdens imposed upon broker–dealers by these requirements could discourage broker–dealers from facilitating trades in our Class A Common Stock, which could severely limit the market liquidity of the stock and the ability of investors to trade our Class A Common Stock. As a result, the ability of our stockholders to resell their shares of Class A Common Stock, and the price at which they could sell their shares, could be adversely affected. The delisting of our Class A Common Stock from Nasdaq would also make it more difficult for us to raise additional capital.

Reducing the number of outstanding shares of our Class A Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Class A Common Stock. However, other factors, such as our financial results, market conditions, long-term outlook, corporate strategy and the market perception of our business may adversely affect the market price of our Class A Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Class A Common Stock will increase following the Reverse Stock Split, that the market price of our Class A Common Stock will not decrease in the future, or that our Class A Common Stock will achieve a high enough price per share to permit its continued listing by Nasdaq.

Certain Risks Associated with a Reverse Stock Split

If the Reverse Stock Split is approved by the stockholders and is effected by our Board, some or all of the expected benefits discussed above may not be realized or maintained. The market price of our common stock will continue to be based, in part, on our operating results and financial condition, as well as capital spending and exploration and production activities and other general conditions in the oil and natural gas exploration and development industry, general economic conditions, the securities markets and other risk factors. If the Reverse Stock Split is effected by our Board and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our common stock. The Reverse Stock Split will reduce the number of outstanding shares of our common stock without reducing the number of shares of available but unissued common stock, which will also have the effect of increasing the number of authorized but unissued shares of common stock. The issuance of additional shares of our common stock may have a dilutive effect on the ownership of existing stockholders.

Principal Effects of a Reverse Stock Split

Pursuant to the Reverse Stock Split, each holder of our common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split (“Old Common Stock”) will become the holder of fewer shares of our common stock (“New Common Stock”) after consummation of the Reverse Stock Split. Although the Reverse Stock Split will not, by itself, impact our assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of our common stock. The Board believes that this risk is outweighed by the benefits of the Reverse Stock Split discussed above.

If effected by our Board, the Reverse Stock Split will result in some stockholders owning “odd‑lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd‑lots are generally higher than the costs of transactions in “round‑lots” of even multiples of 100 shares.

The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder’s proportionate equity interest in the Company, except for those stockholders who receive an additional share of our common stock in lieu of a fractional share. None of the rights currently accruing to holders of our common stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of New Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to the Old Common Stock. The Reverse Stock Split also will not reduce the number of authorized shares of our common stock. The shares of New Common Stock will be fully paid and non‑assessable.

The par value per share of the common stock will remain unchanged at $0.0001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, if any, the stated capital on our balance sheet attributable to the common stock will be reduced proportionately based on the Reverse Stock Split ratio of not less than one‑for‑two (1:2) and not greater than one‑for‑ten (1:10), from its present amount, and the additional paid‑in capital account will be credited with the amount by which the stated capital is reduced. After the Reverse Stock Split, net income or loss per share and other per share amounts will be increased because there will be fewer shares of our common stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split. As described below under “Effects of the Reverse Stock Split on Outstanding Options Under the LTIP, the Public Warrants, the Private Warrants, the Series A Preferred Warrants, the Series A Preferred Stock and the Series B Preferred Stock,” the per share exercise price of outstanding option awards under the LTIP and the Public Warrants, the Private Warrants and the Series A Preferred Warrants would increase proportionately, and the number of shares of our Class A Common Stock issuable upon the exercise of outstanding options, the Public Warrants, the Private Warrants and the Series A Preferred Warrants would decrease proportionately, in each case based on the

Reverse Stock Split ratio of not less than one‑for‑two (1:2) and not greater than one‑for‑ten (1:10). Similarly, the number of shares of our Class A Common Stock issuable upon the conversion of the Series A Preferred Stock and the Series B Preferred Stock would decrease proportionately, as discussed in more detail below.

We are currently authorized to issue a maximum of 430,000,000 shares of our common stock. As of the Record Date, there were 90,421,734 shares of our common stock issued and outstanding. Although the number of authorized shares of our common stock will not change as a result of the Reverse Stock Split ratio of not less than one‑for‑two (1:2) and not greater than one‑for‑ten (1:10), the number of shares of our common stock issued and outstanding will be reduced in accordance with the ratio determined by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our common stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split. Conversely, with respect to the number of shares reserved for issuance under our LTIP, our Board will proportionately reduce such reserve in accordance with the terms of the LTIP, including any increase to the number of shares of Class A Common Stock that may be issued pursuant to stockholder approval of Proposal No. 3 of this Proxy Statement. As of the record date, there were 8,160,500 shares of Class A Common Stock reserved for issuance under the LTIP, of which 0 remained available for future awards. If stockholders approve Proposal No 3 of this Proxy Statement, 10,789,174 shares of Class A Common Stock would be reserved for issuance under the A&R LTIP, following the Reverse Stock Split ratio of not less than one‑for‑two (1:2) and not greater than one‑for‑ten (1:10), if any, such reserve will be reduced to not less than 1,078,917 shares of Class A Common stock and not greater than 5,394,587 shares of Class A Common Stock.

Effects of the Reverse Stock Split on Outstanding Options Under the LTIP, the Public Warrants, the Private Warrants, the Series A Preferred Warrants, the Series A Preferred Stock and the Series B Preferred Stock

LTIP.  If the Reverse Stock Split is effected by our Board, all outstanding options entitling holders to purchase shares of our Class A Common Stock will be proportionately reduced by our Board in the same ratio as the reduction in the number of shares of outstanding Class A Common Stock, except that any fractional shares resulting from such reduction will be rounded down to the nearest whole share to comply with the requirements of Code Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Correspondingly, the per share exercise price of such options will be increased in direct proportion to the Reverse Stock Split ratio of not less than one‑for‑two (1:2) and not greater than one‑for‑ten (1:10), so that the aggregate dollar amount payable for the purchase of the shares subject to the options will not be impacted by the Reverse Stock Split.

Public Warrants, Private Warrants and Series A Preferred Warrants.  If the Reverse Stock Split is effected by our Board, the exercise price per share for the Public Warrants, Private Warrants and the Series A Preferred Warrants, respectively, will automatically be adjusted in the same ratio as the reduction in the number of shares of outstanding Class A Common Stock such that the aggregate dollar amount payable for the purchase of the shares subject to the Public Warrants, Private Warrants and the Series A Preferred Warrants will not be impacted by the Reverse Stock Split.

Series A Preferred Stock and Series B Preferred Stock.  If the Reverse Stock Split is effected by our Board, the conversion rate for the Series A Preferred Stock and Series B Preferred will automatically be increased in direct proportion to the Reverse Stock Split ratio, so that the number of shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock, respectively, will be decreased in direct proportion to the Reverse Stock Split ratio of not less than one‑for‑two (1:2) and not greater than one‑for‑ten (1:10).

Increase of Shares of Common Stock Available for Future Issuance

As a result of the Reverse Stock Split, there will be a reduction in the number of shares of our common stock issued and outstanding, and an associated increase in the number of authorized shares that would be unissued and available for future issuance after the Reverse Stock Split. Such shares could be used for any proper corporate purpose approved by the Board including, among other purposes, future financing transactions.

Effective Date of Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, will become effective upon the filing with the Secretary of State of the State of Delaware of a certificate of amendment that includes the Reverse Stock Split Amendment. The exact timing of the filing of the Reverse Stock Split Amendment will be determined by the Board based upon its evaluation of when such action will be most advantageous to the Company and our stockholders. The Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing such Reverse Stock Split Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and our stockholders. If the Reverse Stock Split is not effected prior to the 2022 annual meeting of stockholders, then the Company shall seek further stockholder approval for such action, if, and to the extent, our Board determines any such reverse stock split to be in the best interest of the Company and our stockholders.

Effect on Registered and Beneficial Stockholders

Upon the Reverse Stock Split, the Company intends to treat stockholders holding shares of our common stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a bank, broker or other nominee, and have any questions in this regard, the Company encourages you to contact your bank, broker or other nominee.

Effect on “Book‑Entry” Stockholders of Record

Our stockholders of record may hold some or all of their shares electronically in book‑entry form. These stockholders will not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts.

If you hold registered shares of Old Common Stock in book‑entry form, you do not need to take any action to receive your shares of New Common Stock in registered book‑entry form, if applicable. A transaction statement will automatically be sent to your address of record as soon as practicable after the effective date of the Reverse Stock Split indicating the number of shares of New Common Stock you hold.

Effect on Registered Certificated Shares

Some stockholders of record hold their shares of our common stock in certificate form or a combination of certificate and book‑entry form. If any of your shares of our common stock are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective date of the Reverse Stock Split, if any. The transmittal letter will be accompanied by instructions specifying how to exchange your certificate representing the Old Common Stock for a statement of holding or a certificate of New Common Stock.

STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Appraisal Rights

Under the DGCL, the Company’s stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split.

Votes Required

Pursuant to Section 242 of the DGCL, approval of Proposal No. 2 requires the affirmative vote of holders of a majority of all our outstanding common stock entitled to vote. Abstentions are considered shares of stock present in person or represented by proxy at the annual meeting and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention will therefore have the practical effect of voting against Proposal No. 2 because it represents one less vote for approval.

The Board unanimously proposes and recommends that you vote “FOR” this Proposal No. 2.

PROPOSAL 3—RATIFICATION AND APPROVAL OF THE

AMENDED AND RESTATED U.S. WELL SERVICES, INC. 2018 STOCK INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the Amended and Restated U.S. Well Services, Inc. 2018 Stock Incentive Plan, which we refer to as the A&R LTIP, to (i) increase the total number of shares of our common stock authorized to be issued under the A&R LTIP by 10,789,174 shares, for a total of 18,949,674 shares (not less than 1,894,967 and not greater than 9,474,837 shares if the Reverse Stock Split discussed in Proposal No. 2 above is approved and implemented by our Board), and (ii) provide clarifications and additional provisions with respect to the granting of cash and/or equity incentive awards in order to retain qualified personnel. The U.S. Well Services, Inc. 2018 Stock Incentive Plan (the “Plan”) was initially approved by stockholders of the Company on November 2, 2018, effective upon closing of the Business Combination, which occurred on November 9, 2018. The principal amendments in the A&R LTIP include:

Increase in Shares Available Under the A&R LTIP

Our Board has determined that, to give our Company the ability to attract and retain the executive and key employee talent necessary for our continued growth and success, the number of shares of our common stock available for issuance under the A&R LTIP should be increased by 10,789,174 shares, for a total of 18,949,674 shares (not less than 1,894,967 and not greater than 9,474,837 shares if the Reverse Stock Split discussed in Proposal No. 2 above is approved and implemented by our Board), and is proposing an amendment to effect such an increase. In evaluating the amount of the increase in the shares available under the A&R LTIP, the Compensation Committee and the Board evaluated means by which it can provide incentives for certain of the Company’s key employees to remain employed by the Company. In approving and recommending the increase in the A&R LTIP, after carefully evaluating many options, the Board, upon the recommendation of the Compensation Committee of the Board, concluded it was advisable and in the best interests of the Company to increase the A&R LTIP to provide the Company with maximum flexibility to use equity awards to continue to support the Company’s growth strategy and maintain its ability to attract and retain talented executives and employees. Because the amount and timing of specific equity awards in the future is dependent on the Company’s headcount, management performance, competitive compensation practices, our stock price and a variety of other factors, some of which are beyond our control, it is not possible to determine when or if the currently proposed increase in shares under the A&R LTIP will be exhausted or the amount of subsequent dilution that may ultimately result from such awards.

To effect the increase in the aggregate number of shares of our common stock that may be issued under the A&R LTIP, it is proposed that the first sentence of Section 4.1 of the A&R LTIP be deleted in its entirety and replaced with the following:

“Subject to adjustment in accordance with Section 11, no more than 18,949,674 shares of Common Stock shall be available for the grant of Awards under the A&R LTIP (the “Total Share Reserve”), and such number shall also be the maximum number of shares of Common Stock that may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).”

If the Reverse Stock Split is approved by our stockholders and implemented by our Board, then the foregoing amendment to the A&R LTIP will be appropriately adjusted by our Board as provided for in Section 11 of the A&R LTIP to reflect a decrease in the number of shares of our common stock available for issuance under the A&R LTIP.

Other Proposed Amendments to our A&R LTIP

Our Board has approved certain other amendments to our A&R to clarify and provide additional provisions with respect to granting equity and cash awards. The principal amendments to the Plan are as follows:

•	Add a provision to the administration of the A&R LTIP for the Committee to determine the amount of cash payable pursuant to a performance award and the amount of cash payments earned by a participant.
•	Clarify the maximum number of shares of common stock subject to awards granted during a single fiscal year to any director, to include any cash awards.
•	Add a provision to clarify that awards by their terms are to be settled solely in cash shall not be counted against the number of shares of stock available for issuance of awards under the A&R LTIP.
•

Clarify that performance awards granted by the Committee in its sole discretion may be cash or performance shares or a combination thereof based upon the achievement of goals as determined by the Committee.

•

Clarify that performance awards to be paid in shares of stock, cash or other consideration or a combination thereof related to such shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in an award agreement.

•	Provide for such other clarifications and provisions as provided in the A&R LTIP attached hereto as Exhibit B.

The A&R LTIP shall not extend the term of any award granted prior to the Effective Date and is not intended to modify any such award. The A&R LTIP shall become effective on September 21, 2020, except that if the stockholders do not approve the proposed increase in the number of shares available for issuance under the Plan, there shall be no increase in the number of shares and the Plan shall continue as in effect on the date immediately preceding the effective date of the A&R LTIP with respect to the number of shares available under the Plan, and any share awards granted that exceed such share limit shall not become effective.

Summary of Principal Terms of the A&R LTIP

The following is a summary description of the material features of the A&R LTIP, as proposed to be amended. The statements made in this Proxy Statement regarding the amendment to A&R LTIP should be read in conjunction with and are qualified in their entirety by reference to the A&R LTIP, a copy of which is filed as Exhibit 10.7 to the Quarterly Report on Form 10‑Q which was filed with the SEC on November 6, 2020. Prior filings with the SEC are available through our website at www.uswellservices.com or in printed form upon request by any stockholder.

The Plan currently is effective until November 9, 2028. The term of any awards on the Effective Date shall not be extended. The A&R LTIP will terminate on the 10th anniversary of the Effective Date. The purposes of the A&R LTIP are to create incentives which are designed to motivate participants to put forth maximum effort toward our success and growth and to enable us to attract and retain experienced individuals who, by their position, ability and diligence are able to make important contributions to our success.

Under the A&R LTIP, we may grant stock options, restricted stock awards, restricted stock units, deferred stock units, performance awards, stock appreciation rights, and other equity-based awards to our employees or those of our subsidiaries or affiliates. We may also grant nonqualified stock options, restricted stock awards, restricted stock units, deferred stock units, performance awards, stock appreciation rights, and other equity-based awards to any persons rendering consulting or advisory services and non‑employee directors, subject to the conditions set forth in the A&R LTIP. Generally, all classes of our employees are eligible to participate in the A&R LTIP.

The Plan currently provides that a maximum of 8,160,500 shares of our common stock may be issued in conjunction with awards granted under the A&R LTIP, and such number shall also be the maximum number of shares of common stock that may be issued in the aggregate pursuant to the exercise of incentive stock options. At December 31, 2020, no shares of our common stock remained available for awards to be granted under the Plan. If the A&R LTIP is amended as proposed herein, approximately 5,675,679 shares of our common stock would be available for new awards to be granted under the A&R LTIP, which number would be adjusted if the Reverse Stock Split is approved and implemented by our Board. Awards that are forfeited under the A&R LTIP will again be eligible for issuance as though the forfeited awards had never been issued. Similarly, awards settled in cash will not be counted against the shares authorized for issuance upon exercise of awards under the A&R LTIP.

Administration

The Compensation Committee of our Board administers the A&R LTIP. The members of our Compensation Committee serve at the pleasure of our Board. Subject to the terms of the A&R LTIP, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the A&R LTIP, the Committee or the Board, as applicable, shall have the authority to:

•	construe and interpret the A&R LTIP and apply its provisions;
•	promulgate, amend, and rescind rules and regulations relating to the administration of the A&R LTIP;
•	authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the A&R LTIP;
•	delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;
•	determine when Awards are to be granted under the A&R LTIP and the applicable Grant Date;
•	from time to time to select, subject to the limitations set forth in this A&R LTIP, those eligible Award recipients to whom Awards shall be granted;
•	determine the number of shares of Common Stock to be made subject to each Award;
•	determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;
•

prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

•

determine the target number of Performance Shares to be granted or the amount of cash payable pursuant to a Performance Award, the performance measures that will be used to establish the Performance Goals, the Performance Period(s) and the number of Performance Shares or the amount of cash payments earned by a Participant;

•

amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

•

determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the A&R LTIP, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

•	make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;
•

interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the A&R LTIP and any instrument or agreement relating to, or Award granted under, the A&R LTIP; and exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the A&R LTIP.

The Committee or the Board, as applicable, also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective. Except as provided in Sections 6.2 or 12, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Options, Stock Appreciation Rights or other Awards with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without shareholder approval.

Types of Awards

The A&R LTIP permits the Compensation Committee to make several types of awards and grants, including awards of shares of restricted stock, awards of restricted stock units, awards of deferred stock units, dividend equivalents, the grant of options to purchase shares of our common stock, awards of stock appreciation rights, or SARs, awards of performance units, awards of performance bonuses, stock awards and other incentive awards.

Stock Options and Stock Appreciation Rights (SARs). Stock options provide for the purchase of shares of Class A Common Stock in the future at an exercise price set on the grant date. Incentive Stock Options (“ISOs”), in contrast to Nonqualified Stock Options (“NQSOs”), may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. SARs may be granted alone (“freestanding rights”) or in tandem with options (“related rights”). The plan administrator will determine the number of shares covered by each option and SAR, the exercise price of each option and SAR and the conditions and limitations applicable to the exercise of each option and SAR. The exercise price of a stock option or SAR will not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than 10 years (or five years in the case of ISOs granted to certain significant stockholders).

Restricted Stock. Restricted stock is an award of actual shares of Class A Common Stock that are subject to certain restrictions for a period of time determined by the plan administrator. Restricted stock may be held by the Company in escrow or delivered to the participant pending the release of the restrictions. Upon issuance of restricted stock, recipients generally have the rights of a stockholder with respect to such shares, which generally include voting rights in such shares and the right to receive dividends and other distributions in relation to the award. The terms and conditions applicable to restricted stock will be determined by the plan administrator, subject to the conditions and limitations contained in the A&R LTIP.

Restricted Stock Units (RSUs). An RSU is an award of hypothetical shares of Class A Common Stock units having a value equal to the fair market value of an identical number of shares of Class A Common Stock, which are subject to certain restrictions for a period of time determined by the plan administrator. No shares of common stock are issued at the time an RSU is granted, and the Company is not required to set aside any funds for the payment of any RSU award. Prior to settlement of an RSU award and the receipt of shares, the recipient does not have any rights as a stockholder with respect to such shares. The plan administrator may grant RSUs with a deferral feature (deferred stock units or DSUs), whereby settlement of the RSU is deferred beyond the vesting date until a future payment date or event set out in the recipient’s award agreement. The plan administrator has the discretion to credit RSUs or DSUs with dividend equivalents. The terms and conditions applicable to RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the A&R LTIP.

Performance Awards. Performance Awards may be granted by the Committee in its sole discretion awarding cash or Performance Shares or a combination thereof based upon the achievement of goals as determined by the Committee. Each Performance Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Award so granted shall be subject to the conditions set forth in Section 7.3 of the Plan, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Award granted to any Participant; (ii) the amount of cash subject to a Performance Award granted to any Participant; (iii) the Performance Period applicable to any Award; (iv) the conditions that must be satisfied for a Participant to earn an Award; and (v) the other terms, conditions and restrictions of the Award. The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee. Performance Awards may be paid in shares of Common Stock, cash or other consideration or a combination thereof related to such shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Award Agreement.

Other Stock-Based Awards. The A&R LTIP administrator may grant other stock-based awards, either alone or in tandem with other awards, in amounts and subject to conditions as determined by the plan administrator as set out in an award agreement.

Transferability

NQSOs are transferable on a limited basis. ISOs are not transferable other than by will or by the laws of descent and distribution. In no event may a stock option be exercised after the expiration of its stated term.

Termination of Employment

The effect of termination of employment shall be specified in the award agreement. Unless our Board or the Compensation Committee specifies otherwise in an award agreement, if an employee’s employment with us or any of our subsidiaries or affiliates terminates, the employee (or personal representative in the case of death) may exercise any vested option for a period of the earlier of up to three months after such termination (one year in the case of death or disability in lieu of the three‑month period) and the expiration of the option term. No stock option or SAR may be exercised following the expiration date of the stock option or SAR.

Dilution; Substitution

Our Plan provides protection against substantial dilution or enlargement of the rights granted to holders of awards in the event of stock splits, recapitalizations, mergers, consolidations, reorganizations or similar transactions. The Plan provides that, upon the occurrence of a change of control event, our Board or our Compensation Committee would have discretion, without the consent of any participant or holder of an award, to the extent permitted by applicable law, to cancel awards and make payments in respect thereof in cash; replace awards with other rights or property selected by our Board or our Compensation Committee; provide that awards will be assumed by a successor or survivor entity (or a parent or subsidiary thereof) or be exchanged for similar rights or awards covering the equity of the successor or survivor (or a parent or subsidiary thereof); adjust outstanding awards as appropriate to reflect the change of control event; provide that awards are payable; and/or provide that awards terminate upon such event.

Amendment

Our Board may amend the A&R LTIP at any time. However, to the extent required by applicable law, no amendment shall be effective unless approved by stockholders of the Company.

Tax Treatment

The following is a brief description of the federal income tax consequences, under existing law, with respect to awards that may be granted under the Plan. This summary is not intended to provide or supplement tax advice to eligible employees. This summary is not intended to be exhaustive and does not describe state, local or foreign consequences, employment tax consequences, or the effect, if any, of gift, estate and inheritance taxes.

Restricted Stock.  A recipient of restricted stock generally will not recognize taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the recipient as ordinary income. If a recipient of restricted stock subsequently sells the shares, he or she generally will realize capital gain or loss (long‑term or short‑term depending on the holding period) in the year of such sale in an amount equal to the difference between the amount realized from the sale and his or her basis in the stock, equal to the price paid for the stock, if any, plus the amount previously included in income as ordinary income with respect to such restricted shares.

A recipient has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted stock. Section 83(b) of the Code permits a recipient of restricted stock, which is not yet required to be included in taxable income, to elect, within 30 days of the grant of the award of restricted stock, to include in ordinary income immediately the difference between the fair market value of the shares of restricted stock at the date of the award and the amount paid for the restricted stock, if any. The election permits the recipient of restricted stock to fix the amount of income that must be recognized by virtue of the restricted stock grant. Subject to Section 162(m) of the Code, we generally will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the recipient.

Restricted Stock Units.  A recipient of restricted stock units generally will not recognize taxable income until the recipient receives cash and/or the transfer of shares in satisfaction of the restricted stock unit award. At that time, an amount equal to the aggregate of any cash and the fair market value of any shares received is taxable to the recipient as ordinary income. If a recipient of restricted stock units subsequently sells any shares so transferred, he or she generally will realize capital gain or loss (long‑ term or short‑term depending on the holding period) in the year of such sale in an amount equal to the difference between the amount realized from the sale and his or her basis, equal to the amount previously included in income as ordinary income with respect to such shares received in satisfaction of a restricted stock unit award. Subject to Section 162(m) of the Code, we generally will be entitled to a deduction in the year the recipient is required to recognize income by virtue of receipt of cash or shares, equal to the amount of taxable income recognized by the recipient.

ISOs.  An optionee will not realize taxable income upon the grant of an ISO. As long as the optionee has been an employee of us or of one of our permissible corporate subsidiaries from the date of grant through the date the ISO is exercised and if the ISO is exercised during his period his or her period of employment and within three months after termination, the optionee will not recognize taxable income upon exercise. Upon exercise, however, the amount by which the fair market value of the shares with respect to which the ISO is exercised (determined on the date of exercise) exceeds the option price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee’s individual circumstances. If the optionee does not dispose of the shares of our common stock acquired by exercising an ISO within two years from the date of the grant of the Incentive Stock Option or within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the stock, any amount realized by the optionee in excess of the option price will be taxed as a long‑term capital gain and any loss will be recognized as a long‑term capital loss. We generally will not be entitled to an income tax deduction with respect to the grant or exercise of an ISO.

If any shares of our common stock acquired upon exercise of an ISO are resold or disposed of before the expiration of the prescribed holding periods, the optionee will realize ordinary income instead of capital gain. The amount of the ordinary income realized will be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the option price; or (ii) in the case of a taxable sale or exchange, the amount of the gain realized. Any additional gain would be either long‑term or short‑term capital gain, depending on whether the applicable capital gain holding period has been satisfied. In the event of a premature disposition of shares of stock acquired by exercising an ISO, subject to Section 162(m) of the Code, we generally would be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

If an optionee uses already owned shares of common stock to pay the option price under an ISO, the resulting tax consequences will depend upon whether the already owned shares of common stock are “statutory option stock,” and, if so, whether the statutory option stock has been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, “statutory option stock” is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan, but not stock acquired through the exercise of a nonqualified stock option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, or if the stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of the stock in payment of the option price of an ISO. If the stock used to pay the option price is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of the stock will be a premature disposition, as described above, which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the ISO covering the stock was exercised over the amount paid for the stock.

If an optionee effects a net exercise of an Incentive Stock Option by surrendering a portion of the shares of stock with respect to which the option is exercisable to pay the option price, the surrender of the stock will be a premature disposition, as described above, which will result in the recognition of ordinary income by the optionee in an amount equal to the fair market value of the surrendered stock.

NQSO.  An optionee will not realize taxable income upon the grant of a NQSO. At the time the optionee exercises the Nonqualified Option, the amount by which the fair market value, at the time of exercise, of the shares with respect to which the Nonqualified Option is exercised exceeds the option price paid upon exercise will constitute ordinary income to the optionee in the year of such exercise. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the optionee. If the optionee thereafter sells such shares, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the optionee as a capital gain or loss, short‑term or long‑term depending on the length of time the stock was held by the optionee before sale.

Stock Appreciation Rights.  A recipient of SARs will not realize taxable income upon the grant of a SAR. At the time the recipient exercises the SAR, an amount equal to the aggregate of any cash and the fair market value of any shares received is taxable to the recipient as ordinary income in the year of such exercise. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the recipient. If the recipient thereafter sells any shares received upon exercise, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the recipient as a capital gain or loss, short‑ term or long‑term depending on the length of time the stock was held by the recipient before sale.

Performance Units and Performance Bonuses.  A recipient of performance units or a performance bonus generally will not realize taxable income upon the grant of such award. The recipient will recognize ordinary income upon the receipt of cash and/or the transfer of shares in satisfaction of the award of performance units or performance bonus in an amount equal to the aggregate of any cash and the fair market value of any shares received. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the recipient. If the recipient thereafter sells any shares received in satisfaction of the award, the difference between any amount realized on the sale and the fair market value of the shares at the time of their receipt will be taxed to the recipient as a capital gain or loss, short‑term or long‑term depending on the length of time the stock was held by the recipient before sale.

Stock Awards.  A recipient of a stock award will recognize ordinary income upon the receipt of shares in an amount equal to the fair market value of any shares received over the amount, if any, paid for the shares. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction equal to the ordinary income recognized by the recipient. If a recipient subsequently sells the shares, he or she generally will realize capital gain or loss (long‑term or short‑term depending on the holding period) in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the price paid for the stock, if any.

Other Incentive Awards.  The specific tax consequences applicable with respect to other incentive awards granted under the Plan will depend on the terms and conditions applicable to the award.

Code Section 162(m).  Generally, Section 162(m) of the Code places a $1 million cap on the deductible compensation that may be paid to certain executives who are “covered employees” of publicly‑traded corporations in a calendar year.

Code Section 409A.  If an award is subject to Section 409A of the Code (which relates to nonqualified deferred compensation awards), and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Under the A&R LTIP, awards are intended to be exempt from the application of Section 409A of the Code or intended to meet the requirements of Section 409A of the Code in order to avoid such early taxation and penalties.

To ensure compliance with Treasury Department Circular 230, participants are hereby notified that (i) any discussion of U.S. federal tax issues in this proxy statement is not intended to be written or used, and cannot be used, for the purpose of avoiding penalties that may be imposed under the Internal Revenue Code, and (ii) participants should seek advice based on their particular circumstances from an independent tax advisor.

New Plan Benefits

The table below sets forth awards that the Compensation Committee recommended, and the Board subsequently approved in 2020 that are contingent on stockholder approval of the A&R LTIP describe above. If the A&R LTIP is not approved by our stockholders at our Annual Meeting, then the awards set forth in the table below will be reallocated based on the number of existing shares available for issuance under the Plan.

Name and Position	Number of Deferred Stock Units Subject to Awards(#)	Value of Deferred Stock Units Subject to Awards($)(1)
Joel Broussard, President and Chief Executive Officer	3,592,795	$1,185,622
Kyle O’Neill, Chief Financial Officer	1,434,960	$473,537
Matthew Bernard, Chief Administrative Officer	658,140	$217,186
Executive Group	5,685,895	$1,876,345
Non-Executive Director Group	—	$—
Non-Executive Officer Employee Group	3,225,963	$1,064,567

(1)	Represents the value of the Deferred Stock Unit on the original grant date.

Equity compensation plan information

The following table sets forth information about the Company’s equity compensation plans as of December 31, 2020:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights(A)	Weighted‑Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(A))
Equity compensation plans approved by security holders(1)	1,068,162	$8.91	0
Equity compensation plans not approved by security holders	—	—	—
Total	1,068,162	$8.91	0

(1)	Represents information for the U.S. Well Services, Inc. 2018 Stock Incentive Plan.

Votes Required

Approval of the A&R LTIP requires the requires the affirmative vote of a majority of the shares of voting stock present in person or represented by proxy at the meeting and entitled to vote on this matter. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.

Our Board believes that approval of the proposed A&R LTIP will promote our interests and the interests of our stockholders and continue to enable us to attract, retain and reward persons important to our success and to provide incentives based on the attainment of corporate objectives and increases stockholder value. Members of our Board are eligible to participate in the A&R LTIP, and thus, have a personal interest in the ratification and approval of the A&R LTIP.

The Board unanimously proposes and recommends that you vote “FOR” the ratification and approval of the
Amended and Restated U.S. Well Services, Inc. 2018 Stock Incentive Plan.

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as the independent registered public accounting firm to serve as our independent registered public accountant in respect of the fiscal year ending December 31, 2021. The Audit Committee recommends that our stockholders ratify this appointment.

Representatives of KPMG are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

During the years ended December 31, 2020 and December 31, 2019 and for the subsequent interim period through the date of this report, neither the Company nor anyone acting on its behalf consulted KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as defined in Items 304(a)(1)(iv) and (v) of Regulation S‑K.

The following table presents fees billed for professional audit services rendered by KPMG for the fiscal years ended December 31, 2020 and 2019. The table also presents fees for other services rendered by KPMG during those periods.

Fees Billed by KPMG ($ in millions)	2020	2019
Audit Fees	$0.905	$0.785
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$0.905	$0.785

“Audit Fees” includes fees for audit services, which relate to the annual audit of our consolidated financial statements, reviews of our interim consolidated financial statements, and services normally provided in connection with statutory or regulatory filings. “Audit Related Fees” includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not reported under “Audit Fees.” “All Other Fees” includes fees for other services, including fees for miscellaneous services.

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee. The Audit Committee’s practice is to consider for approval, at its regularly scheduled meetings, all audit and non-audit services proposed to be provided by our independent registered public accounting firm. The Audit Committee reviews all relationships between our independent registered public accounting firm and us that may relate to the independent registered public accounting firm’s independence.

The Audit Committee considered the effect of independent registered public accounting firm’s non-audit services in assessing the independent public registered accounting firm’s independence and concluded that the provision of such services by the independent registered public accounting firm was compatible with the maintenance of independence in the conduct of its auditing functions. In accordance with the Audit Committee’s policies and procedures, the fees for all of the services summarized above were pre-approved by the Audit Committee in 2020 and 2019.

Approval of this proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote, voting together as a single class, on the proposal. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of KPMG to our stockholders for ratification as a matter of good corporate practice. If the appointment of KPMG is not ratified, the Audit Committee will reconsider whether it is appropriate to select another independent registered public accounting firm.

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR OUR 2022 ANNUAL MEETING OF STOCKHOLDERS

To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8 of the Exchange Act) for inclusion in our 2022 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by the Corporate Secretary on or before [December 17], 2021. 7If a stockholder wishes to submit a proposal at our 2022 Annual Meeting of Stockholders, other than for inclusion in our 2022 Proxy Statement and form of proxy, or to nominate a person for election as director, our Bylaws, require the stockholder to deliver written notice thereof, setting forth the information specified in our Bylaws, to the Corporate Secretary at our principal executive offices no later than the close of business on the 90th day, nor earlier than the opening of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. In other words, for a stockholder proposal to be considered at the 2022 Annual Meeting of Stockholders, it should be properly submitted to the Corporate Secretary no earlier than [January 14], 2022 and no later than [February 14], 2022; provided, however, that such other business must otherwise be a proper matter for stockholder action. In the event that the date of the annual meeting is more than 30 days before or after May 14, 2022, however, a stockholder must deliver notice no earlier than the opening of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to such annual meeting or (b) the 10th day following the day on which we first make public announcement of the date of such meeting. A copy of our Bylaws may be obtained by writing to 1360 Post Oak Blvd., Suite 1800, Houston, Texas 77056, Attention: Corporate Secretary.

OTHER MATTERS

We know of no matters which are to be presented for consideration at the Annual Meeting other than those specifically described in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, however, it is the intention of the persons designated as proxies to vote on them in accordance with their best judgment.

EXPENSES RELATING TO THIS PROXY SOLICITATION

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors and employees may solicit proxies by mail, telephone, facsimile, electronic means, in person or otherwise, without extra compensation for that activity. We will also reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our Common Stock and obtaining the proxies of those owners.

STOCKHOLDER COMMUNICATIONS

Stockholders and other interested parties who wish to communicate with a member or members of the Board, including the chairperson of the Board or Audit, Nominating and Corporate Governance or Compensation Committee or the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Corporate Secretary of the Company, 1360 Post Oak Blvd., Suite 1800, Houston, Texas 77056. Please indicate on the envelope that the correspondence contains a stockholder communication. Our Corporate Secretary will review all incoming stockholder communications and such stockholder communications will be forwarded, as specified.

STOCKHOLDERS SHARING AN ADDRESS

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Proxy Statement and Annual Report, unless one or more of the stockholders at that address notifies us that they wish to continue receiving individual copies. We believe this procedure provides greater convenience to our stockholders and saves money by reducing our printing and mailing costs and fees.

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

U.S. WELL SERVICES, INC.

Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), U.S. Well Services, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

The name of the Corporation is U.S. Well Services, Inc.

The Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 8, 2018 (as amended, the “Second Amended and Restated Certificate of Incorporation”).

This Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) was duly proposed, adopted and approved by the Corporation’s board of directors and by the affirmative vote of holders of a majority of the Corporation’s outstanding common stock entitled to vote in accordance with the applicable provisions of Sections 222 and 242 of the DGCL.

Article IV of the Second Amended and Restated Certificate of Incorporation is hereby amended to add the following as Section 4.1.1.:

“Section 4.1.1.Reverse Stock Split.  Effective as of 11:59 p.m., Eastern Time, on [•] (the “Effective Time”), of Common Stock of the Corporation issued and outstanding or held in treasury immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”). The Corporation shall not issue fractional shares of Common Stock or pay cash in respect thereof in connection with the Reverse Stock Split but, in lieu thereof, the aggregate number of shares of the Corporation’s Common Stock issuable to each holder in connection with the Reverse Stock Split shall be rounded up to the next higher whole number of shares of Common Stock. At the Effective Time, there shall be no change in the number of authorized shares of capital stock that the Corporation shall have the authority to issue. Following the Reverse Stock Split, each certificate that immediately prior to the Effective Time represented shares of Common Stock (the “Old Certificates”) shall thereafter be deemed for all purposes, as a result of the Reverse Stock Split and without any action on the part of the holders thereof, to represent only that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined pursuant to the Reverse Stock Split (subject to the treatment of fractional shares as set forth above).”

This Certificate of Amendment shall become effective as of [•].

* * * * *

EXHIBIT B

AMENDED AND RESTATED

U.S. WELL SERVICES, INC.

2018 STOCK INCENTIVE PLAN

1.	Establishment; Purpose; Eligibility.

1.1Establishment.   The name of this plan is the Amended and Restated U.S. Well Services, Inc. 2018 Stock Incentive Plan (the “Plan”).  U.S. Well Services, Inc. established the U.S. Well Services, Inc. 2018 Stock Incentive Plan which was approved by the Company’s shareholders effective as of November 2, 2018, and the Board has authorized, approved and adopted the amendment and restatement of the U.S. Well Services, Inc. 2018 Stock Incentive Plan, effective September 21, 2020 (the “Effective Date”) to increase the number of shares of Common Stock available for grants for Awards under the Plan and to provide such other changes as provided herein, subject, with respect to the increase in the number of shares of Common Stock available for grants for Awards under the Plan, to the approval of the Company’s shareholders on the earlier of the next shareholder’s meeting following the Effective Date or within twelve (12) months following the Effective Date.  The Plan shall not extend the term of any Award granted prior to the Effective Date.

1.2Purpose.  The purposes of the Plan are to (a) enable U.S. Well Services, Inc., a Delaware corporation (the “Company”), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

1.3Eligible Award Recipients.   The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

1.4Available Awards.   Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Awards, and (f) Other Equity-Based Awards.

2.	Definitions.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Award, or an Other Equity-Based Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cause” means:

(a)   with respect to any Employee or Consultant, unless the applicable Award Agreement states otherwise:, (i) if the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (ii) if no such agreement exists, or if such agreement does not define Cause: (A) the Employee’s or Consultant’s failure or refusal to perform specific directives from the Company or any of its Affiliates that are consistent with the scope and nature of the Employee’s or Consultant’s duties and responsibilities; (B) fraud committed against the Company or any of its Affiliates, or embezzlement of the funds of the Company or any of its Affiliates; (C) use of drugs or other substances, which (x) is unlawful or (y) otherwise interferes with the performance of the Employee’s or Consultant’s duties and obligations; (D) commission of or pleading guilty or no contest to a felony or to any crime involving dishonesty or fraud; or (E) any gross or willful misconduct of the Employee or Consultant resulting in loss to the Company or any of its Affiliates or damages to the reputation of the Company or any of its Affiliates.

(b)   with respect to any Director, unless the applicable Award Agreement states otherwise, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (i) malfeasance in office; (ii) gross misconduct or neglect; (iii) false or fraudulent misrepresentation inducing the director’s appointment; (iv) willful conversion of corporate funds; or (v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control” means:

(a)   the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, other than a transaction which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction;

(b)   the Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(c)   the consummation of a complete liquidation or dissolution of the Company;

(d)   the acquisition by any Person of Beneficial Ownership of more than 50% (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Affiliate, (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (e) of this definition or (D) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or

(e)   the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of  (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

Notwithstanding anything herein to the contrary, in no event shall the Company’s initial business combination or the transactions occurring in connection therewith constitute a Change in Control and, with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award (or portion thereof) unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

“Clawback Policy” has the meaning set forth in Section 14.2.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4; provided, however, that if the Board has not appointed such a committee to administer the Plan, references herein to “Committee” shall mean the Board.

“Common Stock” means the Class A common stock, $0.0001 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means U.S. Well Services, Inc., a Delaware corporation, and any successor thereto.

“Consultant” means any individual or entity which performs bona fide services to the Company or an Affiliate, other than as an Employee or Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

“Deferred Stock Units (DSUs)” has the meaning set forth in Section 7.2(b)(ii) hereof.

“Director” means a member of the Board.

“Disability” means, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.9 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.9 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Disqualifying Disposition” has the meaning set forth in Section 14.11.

“Dividend Equivalents” has the meaning set forth in Section 7.2(b)(ii).

“Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

“Fiscal Year” means the Company’s fiscal year.

“Free Standing Rights” has the meaning set forth in Section 7.1(a).

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to such date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

“ISO Limit” has the meaning set forth in Section 4.1.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Performance Award that is granted under Section 7.4 and is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Goals” means, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

“Performance Period” means one or more periods of time (which shall not be less than one year), as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

“Performance Award” means any Award granted pursuant to Section 7.3 hereof.

“Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

“Permitted Transferee” means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (c) such other transferees as may be permitted by the Committee in its sole discretion.

“Person” means a person as defined in Section 13(d)(3) of the Exchange Act.

“Plan” means this Amended and Restated U.S. Well Services, Inc. 2018 Stock Incentive Plan, as amended and/or amended and restated from time to time.

“Related Rights” has the meaning set forth in Section 7.1(a).

“Restricted Award” means any Award granted pursuant to Section 7.2(a).

“Restricted Period” has the meaning set forth in Section 7.2(a).

“Restricted Stock” has the meaning set forth in Section 7.2(a).

“Restricted Stock Units” has the meaning set forth in Section 7.2(a).

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7.1 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of  (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Stock for Stock Exchange” has the meaning set forth in Section 6.3.

“Substitute Award” has the meaning set forth in Section 4.5.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

“Total Share Reserve” has the meaning set forth in Section 4.1.

“Vested Unit” has the meaning set forth in Section 7.2(e).

3.	Administration.

3.1Authority of Committee.   The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee or the Board, as applicable, shall have the authority:

(a)to construe and interpret the Plan and apply its provisions;

(b)to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;

(e)to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f)from time to time to select, subject to the limitations set forth in this Plan, those eligible Award recipients to whom Awards shall be granted;

(g)to determine the number of shares of Common Stock to be made subject to each Award;

(h)to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

(i)to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j)to determine the target number of Performance Shares to be granted or the amount of cash payable pursuant to a Performance Award, the performance measures that will be used to establish the Performance Goals, the Performance Period(s) and the number of Performance Shares or the amount of cash payments earned by a Participant;

(k)to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(l)to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(m)to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(n)to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(o)to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

(p)The Committee or the Board, as applicable, also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective. Except as provided in Sections 6.2 or 12, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Options, Stock Appreciation Rights or other Awards with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without shareholder approval.

3.2Committee Decisions Final.   All decisions made by the Committee or the Board, as applicable, pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3Delegation.   The Committee or, if no Committee has been appointed, the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.4Committee Composition.   Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

3.5Indemnification.   In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof  (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.	Shares Subject to the Plan.

4.1Subject to adjustment in accordance with Section 11, no more than 8,160,500 shares of Common Stock or, upon the approval of the Company’s shareholders with respect to such increase in the number of shares of Common Stock available for grants for Awards under the Plan, no more than 18,949,674 shares of Common Stock, shall be available for the grant of Awards under the Plan (as applicable, the “Total Share Reserve”), and such number shall also be the maximum number of shares of Common Stock that may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”). During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

4.2Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

4.3The maximum number of shares of Common Stock subject to Awards granted during a single Fiscal Year to any Director, together with any cash Awards or fees paid to such Director during the Fiscal Year shall not exceed a total value of  $500,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).

4.4Any shares of Common Stock subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the Award related will again be available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered or withheld in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

4.5Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO limit. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Limit.

4.6Awards that by their terms are to be settled solely in cash shall not be counted against the number of shares of Common Stock available for the issuance of Awards under the Plan.

5.	Eligibility.

5.1Eligibility for Specific Awards.   Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants and Directors following the Grant Date.

5.2Ten Percent Shareholders.   A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

5.3Option Provisions.   Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the provisions set forth in Section

6	Provisions for Options.

6.1Term.   Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

6.2Exercise Price of an Incentive Stock Option.   Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders and Incentive Stock Options, the Option Exercise Price of each Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) and/or Section 409A of the Code.

6.3Consideration.   The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

6.4Transferability of an Incentive Stock Option.   An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.5Transferability of a Non-qualified Stock Option.   A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6Vesting of Options.   Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

6.7Termination of Continuous Service.   Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.8Extension of Termination Date.   An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a)  the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.9Disability of Optionholder.   Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a)  the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.10Death of Optionholder.   Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of  (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.11Incentive Stock Option $100,000 Limitation.   To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

7	Provisions of Awards Other Than Options.

7.1Stock Appreciation Rights.

(a)Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7.1, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).

(b)Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

(c)The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

(d)Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.

(e)Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of  (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

(f)The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1(b) are satisfied.

(g)Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

7.2Restricted Awards.

(a)A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 7.2, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)Restricted Stock and Restricted Stock Units.

(i)Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, an Award Agreement may provide that any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii)The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”). At the discretion of the Committee, each Restricted Stock Unit or Deferred Stock Unit (representing one share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). An Award Agreement may provide that Dividend Equivalents shall be paid currently (and in no case later than the end of the calendar year in which the dividend is paid to the holders of the Common Stock or, if later, the 15th day of the third month following the date the dividend is paid to holders of the Common Stock). Alternatively, an Award Agreement may provide that Dividend Equivalents shall be withheld by the Company and credited to the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit or Deferred Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit or Deferred Stock Unit and, if such Restricted Stock Unit or Deferred Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(c)Restrictions.

(i)Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii)Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii)The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units or Deferred Stock Units are granted, such action is appropriate.

(d)With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement. No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

(e)Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.2(c) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7.2(b)(ii) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.

(f)Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

7.3Performance Awards.

(a)Performance Awards may be granted by the Committee in its sole discretion awarding cash or Performance Shares or a combination thereof based upon the achievement of goals as determined by the Committee. Each Performance Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Award so granted shall be subject to the conditions set forth in this Section 7.3, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Award granted to any Participant; (ii) the amount of cash subject to a Performance Award granted to any Participant; (iii) the Performance Period applicable to any Award; (iv) the conditions that must be satisfied for a Participant to earn an Award; and (v) the other terms, conditions and restrictions of the Award.

(b)The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.

(c)Performance Awards may be paid in shares of Common Stock, cash or other consideration or a combination thereof related to such shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Award Agreement.

7.4Other Equity-Based Awards.   The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Other Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement.

8.Securities Law Compliance.   Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

9.Use of Proceeds from Stock.   Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

10.Miscellaneous.

10.1Acceleration of Exercisability and Vesting.   The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

10.2Shareholder Rights.   Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 11 hereof.

10.3No Employment or Other Service Rights.   Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

10.4Transfer; Approved Leave of Absence.   For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

10.5Withholding Obligations.   To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b)  authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

11.Adjustments Upon Changes in Stock.   In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the Performance Goals to which Performance Awards are subject, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 11, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12.Effect of Change in Control.

12.1In the event of a Change in Control, the Committee, on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions that the Committee determines to be appropriate with respect to any Award, which may vary among individual Participants and which may vary among Awards held by any individual Participant:

(a)Provide for the cancellation of such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b)Terminate an outstanding and unexercised Option, Stock Appreciation Right or Other Equity-Based Award that provides for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to the Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control the Participant shall have the right to exercise in full such Participant’s Award (without regard to any limitations on exercisability otherwise contained in the Award Agreement), but any such exercise shall be contingent on the occurrence of the Change in Control; provided that, if the Change in Control does not occur within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void;

(c)Provide that:

(i)an outstanding Option, Stock Appreciation Right or Other Equity-Based Award shall become immediately exercisable with respect to 100% of the shares subject to such Option, Stock Appreciation Right or Other Equity-Based Award, and/or the Restricted Period shall expire immediately with respect to 100% of the outstanding shares of an award of Restricted Stock or Restricted Stock Units, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement;

(ii)with respect to a Performance Award, (A) any incomplete Performance Period in respect of such Award in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the Participant an amount based upon the Committee’s determination of the degree of attainment of the Performance Goals, or (B) all Performance Goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

(iii)Provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Committee to provide substantially equivalent value, in a manner consistent with Section 409A of the Code and the regulations thereunder, and Treasury Regulation Section 1.424-1, to the extent applicable.

(iv)To the extent applicable and practicable, any actions taken by the Committee under the immediately preceding clauses shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

12.2The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

13.	Amendment of the Plan and Awards.

13.1Amendment of Plan.   The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and Section 13.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

13.2Shareholder Approval.   The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

13.3Contemplated Amendments.   It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

13.4No Impairment of Rights.   Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

13.5Amendment of Awards.   The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

14.	General Provisions.

14.1Forfeiture Events.   The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

14.2Clawback.   Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

14.3Other Compensation Arrangements.   Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.4Sub-Plans.   The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

14.5Unfunded Plan.   The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

14.6Recapitalizations.   Each Award Agreement shall contain provisions required to reflect the provisions of Section 11.

14.7Delivery.   Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

14.8No Fractional Shares.   No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

14.9Other Provisions.   The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable.

14.10Section 409A.   The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

14.11Disqualifying Dispositions.   Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

14.12Section 16.   It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.12, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

14.13Beneficiary Designation.   Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

14.14Expenses.   The costs of administering the Plan shall be paid by the Company.

14.15Severability.   If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

14.16Plan Headings.   The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

14.17Non-Uniform Treatment.   The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

15.Effective Date of Plan.   The Plan shall become effective upon the Effective Date, provided that the increase in the Total Share Reserve to occur upon the approval of the Company’s shareholders as provided under Section 4.1 hereof, shall not become effective until such approval is received.

16.Termination or Suspension of the Plan.   The Plan shall terminate automatically on the tenth anniversary of the earlier of the date the Plan is adopted by the Board or the date that the Company’s shareholders approve the Plan. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

17.Choice of Law.   The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

18.Subordination.  Notwithstanding anything in this Plan to the contrary, if a proposed cash payment under any Award Agreement or this Plan would require approvals under, or conflict with, the terms of (i) the Senior Secured Term Loan Credit Agreement, dated May 7, 2019, by and among the Company, USWS Holdings, LLC, U.S. Well Services, LLC, the guarantors and lenders party thereto and CLMG Corp., as administrative agent and collateral agent, as amended, (ii) the ABL Credit Agreement dated as of May 7, 2019 among the Company, USWS Holdings, LLC, U.S. Well Services, LLC, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto, as amended, or (iii) any other financing agreement to which the Company is subject from time to time, then such payment shall in all cases be limited, delayed or otherwise restricted under this Plan so as to cause the Company to comply in all respects with the foregoing financing agreements and to not require the Company to obtain any approvals under such financing agreements.

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YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/USWS • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-870-7492 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided U.S. Well Services, Inc. Annual Meeting of Stockholders For Stockholders of record on April 01, 2021 TIME: Friday, May 14, 2021, 10:00 AM, Local Time PLACE: Annual Meeting to be held live via the Internet. Please visit www.proxydocs.com/USWS for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Kyle O'Neill and Erin Simonson, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of U.S. Well Services, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

U.S. Well Services, Inc.

Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

You must register to attend the meeting online and/or participate at www.proxydocs.com/USWS

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________ Signature (if held jointly) ____________ Date ____________

U.S. Well Services, Inc. Annual Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ALL NOMINEES IN THE ELECTION OF DIRECTORS IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Class III Directors FOR WITHHOLD 1.01 Ryan Carroll FOR 1.02 David L. Treadwell FOR 1.03 Eddie Watson FOR FOR AGAINST ABSTAIN 2. To approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation to effect, at the discretion of our board of directors, at a ratio of not less than one-for-two (1:2) and not greater than one-for-ten (1:10), a reverse split of our common stock. FOR 3. To ratify and approve the Amended and Restated U.S. Well Services, Inc. 2018 Stock Incentive Plan (the "A&R LTIP") to increase the maximum number of shares of Class A Common Stock that may be issued under the A&R LTIP by 10,789,174 shares, subject to adjustment in accordance with the terms of the A&R LTIP if Proposal No. 2 above is implemented.FOR 4. To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as our independent public accountant for the fiscal year ending December 31, 2021. FOR